THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED
                                   PURSUANT TO
                        RULE 901 (d) OF REGULATIONS S-T.
                       SECURITIES AND EXCHANGE COMMISSION


                              Washington D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 August 12, 2001
                                (Date of Report)
                        (Date of earliest event reported)


                             JOHN WILEY & SONS, INC.
             (Exact name of registrant as specified in its charter)

                                    New York
                    (State or jurisdiction of incorporation)




               0-11507                                    13-5593032
------------------------------------          ---------------------------------
    Commission File Number                    IRS Employer Identification Number

  605 Third Avenue, New York, NY                           10158-0012
-----------------------------------          ----------------------------------
Address of principal executive offices                      Zip Code

Registrant's telephone number, including area code:          (212) 850-6000
                                                          ---------------------



    This is the first page of a 3 page document.

Item 5.    Other Events


          On August 13, 2001, the Company announced that it had signed a definitive agreement to acquire Hungry Minds, Inc., the publisher of the best-selling For Dummies series, the technological Bible and Visual series, Frommer's travel guides, CliffsNotes, Webster's New World Dictionary, and other market-leading brands.

          Under the terms of the merger agreement, the Company has agreed to pay an aggregate consideration of approximately $182.5 million, consisting of $90 million for the fully diluted equity of Hungry Minds, Inc. and an estimated $92.5 million of outstanding funded debt that the Company will pay or assume at closing. The acquisition will be accomplished via a cash tender offer at $6.09 per share by the Company, to be commenced shortly, for all of Hungry Minds, Inc. outstanding stock, followed by a cash merger. The tender offer is expected to be consummated around mid-September 2001. The acquisition is subject to regulatory clearance, Hungry Minds, Inc. stockholder approval (if required), and customary closing conditions. International Data Group, Inc. (IDG), which owns about 76% of Hungry Minds Inc. outstanding stock, has agreed to support the transaction and to tender its Hungry Minds, Inc. shares into the Company's tender offer. It is anticipated that the transaction will be financed by a new five-year term loan banking facility.


Item 7.    Financial Statements, Pro Forma Financial Information, and Exhibits

           (c)    Exhibits

2.1 Agreement and Plan of Merger dated as of August 12, 2001 among the Company, HMI Acquistion Corp. and Hungry Minds Inc.

2.2 Voting and Tender Agreement dated as of August 12, 2001 among the Company, HMI Acquistion Corp., International Data Group, Inc. and IDG Enterprises, Inc.

2.3  Press Release dated August 13, 2001 entitled, "Wiley to Acquire Hungry
     Minds."

"Safe Harbor" Statement under the
Private Securities Litigation Reform Act of 1995

This report contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; and (viii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

                                    Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                  John Wiley & Sons, Inc.




                                 /S/ Ellis E. Cousens
                                 --------------------------------
                                  Ellis E. Cousens
                                  Executive Vice President and
                                  Chief Financial Officer






Date:  August 15, 2001

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                 August 12, 2001


                                      among



                               HUNGRY MINDS, INC.,


                             JOHN WILEY & SONS, INC.

                                       and

                              HMI ACQUISITION CORP.

                                TABLE OF CONTENTS

                                                                            page
ARTICLE 1 THE OFFER............................................................1

         Section 1.01          The Offer.......................................1
         Section 1.02          Company Action..................................3
         Section 1.03          Directors.......................................5

ARTICLE 2 THE MERGER...........................................................6

         Section 2.01          The Merger......................................6
         Section 2.02          Effective Time..................................6
         Section 2.03          Closing.........................................6
         Section 2.04          Effects of the Merger...........................7
         Section 2.05          Certificate of Incorporation....................7
         Section 2.06          Bylaws..........................................7
         Section 2.07          Directors and Officers..........................7

ARTICLE 3 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES.........................................7

         Section 3.01          Conversion of Company Common Stock..............7
         Section 3.02          Dissenting Shares...............................8
         Section 3.03          Payment for Shares in the Merger................8
         Section 3.04          Stock Options..................................10
         Section 3.05          Adjustments....................................11

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................11

         Section 4.01          Organization and Qualification; Subsidiaries...11
         Section 4.02          Capitalization.................................12
         Section 4.03          Corporate Authorization........................13
         Section 4.04          Governmental Authorization.....................13
         Section 4.05          Non-contravention..............................13
         Section 4.06          SEC Reports; Financial Statements..............14
         Section 4.07          Information Supplied...........................14
         Section 4.08          Absence of Certain Changes or Events...........15
         Section 4.09          Litigation.....................................15
         Section 4.10          Compliance with Laws...........................15
         Section 4.11          Taxes..........................................15
         Section 4.12          Employee Benefit Plans.........................17
         Section 4.13          Environmental Matters..........................19
         Section 4.14          Intellectual Property..........................20

         Section 4.15          Title and Condition of Properties..............22
         Section 4.16          Insurance......................................22
         Section 4.17          Certain Contracts..............................22
         Section 4.18          Employment Matters.............................23
         Section 4.19          Finders' Fees..................................24
         Section 4.20          Opinion of Financial Advisor...................24
         Section 4.21          Voting Requirements............................24
         Section 4.22          Inventories; Receivables; Payables.............24

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER..............25

         Section 5.01          Organization, Standing and Corporate Power.....25
         Section 5.02          Corporate Authorization........................25
         Section 5.03          Governmental Authorization.....................25
         Section 5.04          Non-contravention..............................25
         Section 5.05          Information Supplied...........................26
         Section 5.06          Litigation.....................................26
         Section 5.07          Finders' Fees..................................26

ARTICLE 6 COVENANTS...........................................................26

         Section 6.01          Conduct of Business by the Company.............26
         Section 6.02          Other Actions..................................30
         Section 6.03          Stockholder Meeting; Proxy Material; Merger
                               Without Stockholder Meeting....................30
         Section 6.04          Access to Information..........................31
         Section 6.05          No Solicitation; Other Offers..................31
         Section 6.06          Commercially Reasonable Efforts; Notification..33
         Section 6.07          Indemnification and Insurance..................35
         Section 6.08          Employee Benefits..............................37
         Section 6.09          Public Announcements...........................38
         Section 6.10          Further Assurances.............................38
         Section 6.11          Notices of Certain Events......................38
         Section 6.12          Pay-off of Credit Facilities...................39

ARTICLE 7 CONDITIONS TO THE MERGER............................................40

         Section 7.01          Conditions to Obligations of Each Party........40

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER...................................40

         Section 8.01          Termination....................................40
         Section 8.02          Effect of Termination..........................42
         Section 8.03          Fees and Expenses..............................42
         Section 8.04          Amendment......................................43
         Section 8.05          Extension; Waiver..............................44
         Section 8.06          Procedure for Termination, Amendment, Extension
                               or Waiver......................................44

ARTICLE 9 MISCELLANEOUS.......................................................44

         Section 9.01          Non-Survival of Representations and Warranties.44
         Section 9.02          Notices........................................44
         Section 9.03          No Waivers.....................................45
         Section 9.04          Successors and Assigns.........................45
         Section 9.05          Governing Law..................................46
         Section 9.06          Jurisdiction...................................46
         Section 9.07          WAIVER OF JURY TRIAL...........................46
         Section 9.08          Counterparts; Effectiveness; Benefit...........46
         Section 9.09          Entire Agreement...............................46
         Section 9.10          Captions.......................................46
         Section 9.11          Severability...................................46
         Section 9.12          Specific Performance...........................47
         Section 9.13          Interpretation.................................47
         Section 9.14          Company Disclosure Memorandum..................47
         Section 9.15          Parties in Interest............................47
         Section 9.16          Obligation of Parent and the Company...........47
         Section 9.17          Certain Definitions............................48

INDEX OF DEFINED TERMS


Term                                                                     Section


Acquisition Proposal.....................................................6.05(e)


Affiliate................................................................9.17(a)


Agreement...............................................................Recitals


Beneficially.............................................................9.17(b)


Board of Directors.......................................................1.02(a)


Business Day.............................................................9.17(c)


Cancellation Instrument.....................................................3.04


Certificates.............................................................3.03(a)


Closing.....................................................................2.03


Code.....................................................................4.12(b)


COBRA....................................................................4.12(i)


Company.................................................................Recitals


Company Common Stock....................................................Recitals


Company Disclosure Memorandum..........................................Article 4


Company Employees........................................................6.08(a)


Company's Form 10-K ........................................................4.15


Company SEC Reports......................................................4.06(a)


Company Securities.......................................................4.02(b)


Company Stockholder Meeting..............................................6.03(a)

Confidentiality Agreement................................................6.04(c)


Continuing Directors.....................................................1.03(a)


Control..................................................................9.17(a)


Corporate Agent..........................................................6.07(b)


DGCL.....................................................................1.02(a)


Dissenting Shares...........................................................3.02


DOJ......................................................................6.06(b)


Effective Time..............................................................2.02


Employee Plans...........................................................4.12(a)


Environmental Laws....................................................4.13(b)(i)


Environmental Permits................................................4.13(b)(ii)


ERISA....................................................................4.12(a)


Exchange Act.............................................................1.01(a)


Fairness Opinion.........................................................1.02(a)


FTC......................................................................6.06(b)


Governmental Entity.........................................................4.04


Hazardous Substance.................................................4.13(b)(iii)


HSR Act.....................................................................4.04


Indemnified Party........................................................6.07(c)


Information Statement.......................................................4.07


Initial Expiration Date..................................................1.01(a)


Intellectual Property....................................................4.14(g)


IRS......................................................................4.11(f)


Knowledge................................................................9.17(d)

Law......................................................................9.17(e)


Licensed Intellectual Property...........................................4.14(f)


Liens.......................................................................4.01


Material Adverse Effect.....................................................4.01


Material Contract........................................................4.17(a)


Merger..................................................................Recitals


Merger Consideration..................................................3.01(a)(i)


Minimum Condition........................................................1.01(a)


Morgan Stanley...........................................................1.02(a)


Offer...................................................................Recitals


Offer Completion Date....................................................6.03(a)


Offer Documents..........................................................1.01(c)


Offer Price.............................................................Recitals


Option......................................................................3.04


Option Consideration........................................................3.04


Option Plan.................................................................3.04


Other Enterprise.........................................................6.07(d)


Owned Intellectual Property..............................................4.14(f)


Parent..................................................................Recitals


Paying Agent.............................................................3.03(a)


Payment Fund.............................................................3.03(a)


Permits.....................................................................4.10


Person...................................................................9.17(f)


Proxy Statement.............................................................4.04

Purchaser...............................................................Recitals


Required Vote............................................................9.17(g)


Schedule 14D-9...........................................................1.02(b)


Schedule TO..............................................................1.01(c)


SEC......................................................................1.01(b)


Securities Act...........................................................4.06(a)


Shares...................................................................1.01(a)


Significant Subsidiaries.................................................9.17(h)


Subsidiary..................................................................4.01


Superior Proposal........................................................6.05(e)


Surviving Corporation.......................................................2.01


Tax Return...............................................................4.11(f)


Taxes....................................................................4.11(f)


Taxing Authority.........................................................4.11(f)


Termination Fee..........................................................8.03(b)


Transactions.............................................................1.02(a)


Voting and Tender Agreement.............................................Recitals

                          AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 12, 2001 among Hungry Minds, Inc., a Delaware corporation (the "Company"), John Wiley & Sons, Inc., a New York corporation ("Parent"), and HMI Acquisition Corp., a Delaware corporation and a direct or indirect wholly-owned subsidiary of Parent ("Purchaser").

WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company have determined that it would be advisable and in the best interests of their respective stockholders for Parent to acquire the Company on the terms and conditions set forth herein;

WHEREAS, to effectuate the acquisition, it is proposed that Purchaser commence a cash tender offer, as it may be amended from time to time as permitted under this Agreement (the "Offer"), to purchase all of the issued and outstanding shares of Class A Common Stock, $.001 par value per share of the Company (the "Company Common Stock"), at a purchase price, net to seller in cash, without interest, of $6.09 per share (the "Offer Price"), upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, to effectuate the acquisition, it is further proposed that following the consummation of the Offer, Purchaser will be merged with and into the Company (the "Merger"), with (i) the Company continuing as the surviving corporation in the Merger and (ii) each outstanding share of Company Common Stock not owned directly or indirectly by Parent or the Company being converted into the right to receive the highest per share cash consideration paid pursuant to the Offer;

WHEREAS, also in furtherance of such acquisition, the Board of Directors of each of Parent, Purchaser and the Company have approved this Agreement and the Merger following the Offer pursuant to which Purchaser shall merge with and into the Company and outstanding Shares of Company Common Stock shall be converted into the right to receive the Offer Price in cash, without interest, all in accordance with the DGCL and upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of the Company has determined that the consideration to be paid for each share of Company Common Stock in the Offer and the Merger is fair to all holders of such shares and has resolved to recommend that the holders of such shares tender all of their shares pursuant to the Offer and approve and adopt this Agreement and the Merger upon the terms and subject to the conditions set forth herein; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and an inducement to the willingness of Parent and Purchaser to enter into this Agreement, certain stockholders have executed and delivered to Parent an agreement pursuant to which they have agreed to take certain actions with respect to the Offer and the Merger (the "Voting and Tender Agreement");

NOW,   THEREFORE,   in   consideration  of  the  foregoing  and  the  respective
representations,   warranties,   covenants  and  agreements  contained  in  this
Agreement, the parties hereto agree as follows:

                                   ARTICLE 1
                                    THE OFFER

Section 1.01 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article 8 and none of the events set forth in Annex A hereto shall have occurred and be continuing, Purchaser shall, and Parent shall cause Purchaser to, as promptly as practicable after the date hereof (but in no event later than August 20, 2001) commence (within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer to purchase any and all outstanding shares of Company Common Stock (the "Shares"), at a price per share equal to the Offer Price, net to the seller in cash, without interest, subject to reduction for any applicable withholding taxes and, if such payment is to be made other than to the registered holder, any applicable stock transfer taxes payable by such holder. The Offer will be made pursuant to an offer to purchase and related letter of transmittal containing the terms and conditions set forth in this Agreement and Annex A hereto. The initial expiration date of the Offer shall be the twentieth Business Day from and after the date the Offer is commenced as determined in accordance with Rule 14d-2(a) under the Exchange Act (the "Initial Expiration Date"). The obligation of Purchaser to accept for payment, purchase and pay for any Shares validly tendered pursuant to the Offer and not withdrawn shall be subject only to the satisfaction of (i) the condition that at least a majority of the shares of Company Common Stock outstanding on a fully-diluted basis (taking into account any shares of Company Common Stock owned by Parent or Purchaser or any affiliate of Parent or Purchaser on the date such Shares are purchased pursuant to the Offer) have been validly tendered and not withdrawn prior to the expiration of the Offer (the "Minimum Condition") and (ii) the other conditions set forth in Annex A hereto; provided, however, that Purchaser expressly reserves the right to waive any of the conditions to the Offer (other than the Minimum Condition) and to make any change in the terms or conditions of the Offer (other than the Minimum Condition) in its sole discretion, subject to
Section 1.01(b).

(b) Purchaser expressly reserves the right to modify the terms of the Offer; provided, however, that without the prior written consent of the Company, which consent may be granted or withheld in the Company's sole discretion, neither Parent nor Purchaser will (i) decrease the Offer Price, (ii) decrease the number of Shares sought in the Offer, (iii) change the form of consideration payable in the Offer, (iv) impose conditions to the Offer in addition to the Minimum Condition and the other conditions set forth in Annex A,
(v) except as provided below or required by any rule, regulation, interpretation or position of the Securities and Exchange Commission ("SEC") applicable to the Offer, change the expiration date of the Offer, or (vi) otherwise amend or change any term or condition of the Offer in a manner adverse to the holders of Shares. Notwithstanding anything in this Agreement to the contrary, without the consent of the Company, Purchaser shall have the right to extend the Offer beyond the Initial Expiration Date in the following events: (i) from time to time, but in no event later than the date that is ten (10) Business Days from the Initial Expiration Date (or extended expiration date of the Offer, if applicable), if, at the Initial Expiration Date (or extended expiration date of the Offer, if applicable), one or more of the conditions to the Offer (other than the Minimum Condition, to which this clause does not apply) shall not have been satisfied or waived, until such conditions are satisfied or waived, provided, however, that the expiration date of the Offer may not extend beyond the 60th day after commencement of the Offer; (ii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable Law (as hereinafter defined); or (iii) if all of the conditions to the Offer are satisfied or waived but the number of Shares of Company Common Stock validly tendered and not withdrawn is less than ninety percent (90%) of the then outstanding number of Shares, provided, however, that the expiration date of the Offer may not extend beyond the 60th day after the commencement of the Offer; and, provided further, that Purchaser shall accept and pay for shares validly tendered and not withdrawn, as soon as reasonably practical, prior to the date of such extension, shall otherwise meet the requirements of Rule 14d-11 under the Exchange Act in connection with such extension and shall waive any condition to the consummation of the Merger other than the conditions in Section 7.01(c) that may fail to be satisfied during such extension. In addition, Parent and Purchaser agree that Purchaser shall, if requested by the Company, from time to time extend the Offer if at the Initial Expiration Date (or any extended expiration date of the Offer, including pursuant to this sentence, if applicable) no conditions to the Offer, other than the conditions set forth in clause (a) or clause (b) of Annex A, then excuse performance by Purchaser under Annex A, for ten (10) Business Days after such previously scheduled expiration date, but in no event later than December 31, 2001. Upon the satisfaction or waiver of all the conditions to the Offer and subject to the terms and conditions of this Agreement, Purchaser will, and Parent will cause Purchaser to, accept for payment, purchase and pay for, in accordance with the terms of the Offer, all Shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as reasonably practicable after the expiration of the Offer.

(c) As soon as reasonably practicable on the date of commencement of the Offer, Parent and Purchaser shall file or cause to be filed with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with any amendments or supplements thereto, the "Schedule TO"), which shall contain or incorporate by reference the offer to purchase and forms of the related letter of transmittal and such other ancillary documents and instruments pursuant to which the Offer will be made (such Schedule TO and such documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Parent and Purchaser agree that the Offer Documents will comply as to form and content in all material respects with the applicable provisions of the federal securities Laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information supplied by the Company in writing for inclusion in the Offer Documents. Parent, Purchaser and the Company each agree to correct promptly any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the Schedule TO or the other Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and Purchaser agree to take all steps necessary to cause the Offer Documents as so corrected or supplemented to be filed with the SEC and to be disseminated to holders of Shares of Company Common Stock, in each case as and to the extent required by applicable federal securities Laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their being filed with the SEC. Parent and Purchaser agree to provide to the Company and its counsel any comments or other communications which Parent, Purchaser or their counsel may receive from the staff of the SEC with respect to the Offer Documents promptly after receipt thereof.

(d) Parent shall provide or cause to be provided to Purchaser on a timely basis the funds necessary to accept for payment, and pay for, any shares of Company Common Stock that Purchaser becomes obligated to accept for payment, and pay for, pursuant to the Offer.

Section 1.02 Company Action. (a) The Company hereby approves of and consents to the Offer and represents and warrants that the board of directors of the Company (the "Board of Directors"), at a meeting duly called and held, has (i) [unanimously] determined that this Agreement and the transactions contemplated hereby, including, without limitation, the Offer, the Merger and the purchase of Shares of Company Common Stock contemplated by the Offer (collectively the "Transactions"), are advisable and fair to and in the best interests of the Company and the Company's stockholders, (ii) [unanimously] approved of and adopted this Agreement and the Transactions in accordance with the requirements of the General Corporation Law of the State of Delaware (the "DGCL") so that the provisions of Section 203 of the DGCL are not applicable to the Transactions provided for, referred to or contemplated by, this Agreement, and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares of Company Common Stock pursuant to the Offer and approve and adopt this

Agreement and the Merger. Notwithstanding the foregoing, such recommendation may be withdrawn, modified or amended as permitted by Section 6.05(c). The Company hereby consents to the inclusion in the Offer Documents, the Schedule 14D-9 (as herein defined) and the Proxy Statement (as herein defined), if any, of such recommendation of the Board of Directors. The Company represents and warrants that the Board of Directors has received the written opinion (the "Fairness Opinion") of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), stating that, as of the date of such opinion, the proposed consideration to be received by the holders of Shares of Company Common Stock pursuant to the Offer and the Merger is fair to such holders from a financial point of view. The Company acknowledges that the Voting and Tender Agreement is being executed and delivered contemporaneously herewith by holders of a majority of the outstanding Shares [and that the Company has also been advised by each of its directors and by each corporate officer who, as of the date hereof, is aware of the Transactions and is not a party to or bound by such Voting and Tender Agreement, that each such person intends to tender pursuant to the Offer all Shares of Company Common Stock owned, of record or beneficially, by such person which he or she may sell without liability under Section 16(b) of the Exchange Act, unless the Company's recommendation shall have been withdrawn or materially modified as permitted by
Section 6.05(c).]

(b) As soon as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC and disseminate to holders of Shares of Company Common Stock, in each case as and to the extent required by applicable federal securities Laws, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that shall reflect the recommendation of the Board of Directors referred to in clause (iii) of Section 1.02(a) hereof. The
Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities Laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Purchaser in writing for inclusion in the
Schedule 14D-9. The Company, Parent and Purchaser each agree to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected or supplemented to be filed with the SEC and to be disseminated to holders of Shares of Company Common Stock, in each case as and to the extent required by applicable federal and state securities Laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC. The Company agrees to provide to Parent and its counsel any comments or other communications which the Company or its counsel may receive from the staff of the SEC with respect to the Schedule 14D-9 promptly after receipt thereof. Parent, Purchaser and the Company each hereby agree to provide promptly such information necessary to prepare the exhibits and schedules to the
Schedule 14D-9 and the Offer Documents which the respective party responsible therefor may reasonably request.

(c) The Company will cause its transfer agent promptly to furnish Parent and Purchaser with a list of the Company's stockholders, mailing labels and any available listings or computer file containing the names and addresses of all record holders of Shares of Company Common Stock and lists of securities positions of Shares of Company Common Stock held in stock depositories as of a recent date and to provide to Parent and Purchaser such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent or Purchaser or their agents may reasonably request in connection with the Offer. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Transactions, Parent and Purchaser and each of their affiliates, associates and agents will hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement is terminated, will deliver, and will cause their agents to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

Section 1.03 Directors. (a) Promptly following the purchase of and payment for the number of Shares of Company Common Stock that satisfies the Minimum Condition, and from time to time thereafter, Purchaser shall be entitled to designate for election as directors of the Company such number of directors, rounded up to the next whole number, as is equal to the product of (i) the total number of directors of the Company constituting the whole Board of Directors (giving effect to any increase in the number of directors in order to comply with this Section 1.03) and (ii) the percentage that the voting power of Shares of Company Common Stock beneficially owned by Parent and Purchaser (including Shares of Company Common Stock paid for pursuant to the Offer), upon such payment, bears to the total voting power of Shares of Company Common Stock then outstanding, and the Company shall take all action within its power to cause Purchaser's designees to be elected or appointed to the Board of Directors, including, without limitation, increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, the Company will also, upon the request of Parent or Purchaser, use its reasonable best efforts to cause individual directors designated by Purchaser to constitute the number of members, rounded up to the next whole number, on (i) each committee of the Board of Directors other than any such committee of the Board of Directors established to take action under this Agreement and (ii) the board of directors of each Significant Subsidiary (as herein defined) of the Company, and each committee thereof, that represents the same percentage as Purchaser's designees represent on the Board of Directors. Notwithstanding the foregoing, in the event that Purchaser's designees are appointed or elected to the Board of Directors, the Board of Directors shall at all times until the Effective Time (as defined herein) have at least two directors who are directors on the date of this

Agreement or otherwise not affiliates of Parent (the "Continuing Directors"); provided that in the event that the number of Continuing Directors shall be reduced below two for any reason whatsoever, the Board of Directors shall cause the person designated by the remaining Continuing Director to fill such vacancy and such person shall be deemed to be a Continuing Director for all purposes of this Agreement or, if no Continuing Directors then remain, the other directors of the Company then in office shall designate two persons to fill such vacancies who are not officers, directors, employees or affiliates of the Company or Parent or any of their respective Subsidiaries and such persons shall be deemed to be Continuing Directors for all purposes of this Agreement.

(b) The Company's obligations to appoint Purchaser's designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions and shall include in the Schedule 14D-9 (or an amendment thereto or an information statement pursuant to Rule 14f-1 if Purchaser has not theretofore designated directors) such information with respect to the Company and its officers and directors, as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section. Parent and Purchaser shall supply to the Company, and be solely responsible for, any information with respect to themselves and their nominees, officers, directors and affiliates required by
Section 14(f) and Rule 14f-1.

(c) Following the election or appointment of Purchaser's designees pursuant to
Section 1.03(a) and until the Effective Time, the approval of the Continuing Directors shall be required to authorize (and such authorization shall constitute the authorization of the Company's Board of Directors and no other action on the part of the Company, including any action by any other directors of the Company, shall be required to authorize) any termination of this Agreement by the Company, any amendment of this Agreement, any amendment of the certificate of incorporation or bylaws of the Company inconsistent with this Agreement, any extension of time for performance of any obligation or action hereunder by Parent or Purchaser, any waiver of any condition to Parent's or Purchaser's obligations hereunder or any of the Company's rights hereunder or any material transaction with Parent, Purchaser or any affiliate thereof (other than the loan transaction contemplated in Section 6.12 hereof).

                                   ARTICLE 2
                                   THE MERGER

Section 2.01 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement, Purchaser shall be merged with and into the Company in accordance with applicable Law, whereupon the separate existence of Purchaser shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation"). Subject to the terms and conditions of this Agreement, Parent, Purchaser and the Company shall cause the Effective Time (as hereinafter defined) to occur as soon as practicable after the earlier of (i) the Company Stockholder Meeting (as herein defined) or (ii) the purchase by Purchaser pursuant to the Offer of ninety percent (90%) or more of the Shares.

Section 2.02 Effective Time. The Merger shall become effective at such time as a certificate of merger executed in accordance with the relevant provisions of the DGCL is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as may be specified in the certificate of merger (the "Effective Time").

Section 2.03 Closing. Unless this
Agreement shall have been terminated and the Transactions contemplated herein abandoned pursuant to Section 8.01 and subject to the satisfaction and waiver of the conditions set forth in Article 7, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, unless the parties agree to another time, date or place in writing. At the Closing, subject to satisfaction or waiver of all of the conditions to the Merger set forth in Article 7, the Purchaser and the Company shall cause the certificate of merger to be filed with the Secretary of State of the State of Delaware in accordance with the DGCL and make all other filings, if any, required by applicable Law in connection with the Merger.

Section 2.04 Effects of the Merger. From and after the Effective
Time, the Merger shall have the effects set forth in Section 259 of the DGCL.

Section 2.05 Certificate of Incorporation. The certificate of incorporation of the Purchaser at the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until amended in accordance with applicable Law.

Section 2.06 Bylaws. The bylaws of the Purchaser at the Effective Time shall be the bylaws of the Surviving Corporation, until amended in accordance with applicable Law.

Section 2.07 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal, in accordance with applicable Law, (i) the directors of Purchaser at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation; provided that, upon the request of Parent or Purchaser, the Company shall cause any officers of the Company to be removed at the Effective Time.

                                   ARTICLE 3
                       EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

Section 3.01 Conversion of Company Common Stock. (a) At the Effective Time, by virtue of the Merger and without any other action on the part of the holder thereof:

(i) each Share of Company Common Stock outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 3.01 (a)(iii) below and Dissenting Shares (as defined in Section 3.02 below)) shall be converted into the right to receive the Offer Price, net to the seller in cash, without interest (the "Merger Consideration"), upon the surrender of the certificate representing such Share; and

(ii) each share of common stock of Purchaser outstanding immediately prior to the Effective Time shall be converted into and become such number of fully paid and non-assessable shares of common stock of the Surviving Corporation as is equal to (A) the aggregate number of shares that would be subject to any Options (as hereinafter defined) that remain outstanding after the Effective Time, if any, plus (B) one, and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

(iii) each Share of Company Common Stock that is held by the Company in its treasury and all Shares of Company Common Stock that are owned, directly or indirectly, by Parent or the Company or any of their respective Subsidiaries shall automatically be canceled and retired and shall cease to exist and shall not be converted into the right to receive the Merger Consideration or any other consideration whatsoever.

(b) At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no voting or other rights as, stockholders of the Company, other than to receive the Merger Consideration and any dividend or other distribution with respect to the Company Common Stock with a record date occurring prior to the Effective Time. From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any Shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

Section 3.02 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with the relevant provisions of Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such Shares in the Merger ("Dissenting Shares"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration as provided in Section 3.01(a)(i) and instead such holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of such Section 262 unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, if any, to which such holder is entitled, without interest or dividends thereon, upon the surrender in the manner provided in Section 3.03 of the certificate(s) which formerly represented Shares. The Company shall give Parent prompt written notice of any demands received by the Company for appraisal of Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal and, prior to the Effective Time, Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. If any dissenting stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such dissenting stockholder shall thereupon be treated as though such Shares had been converted into the right to receive the Merger Consideration pursuant to Section 3.01.

Section 3.03 Payment for Shares in the Merger. (a) Prior to the Effective Time, Parent shall appoint an agent (the "Paying Agent") reasonably acceptable to the Company for the purpose of exchanging certificates representing Shares of Company Common Stock (the "Certificates") for the Merger Consideration. At or prior to the Effective Time, Parent or Purchaser shall deposit with the Paying Agent, in trust for the benefit of the holders of Shares of Company Common Stock, cash in immediately available funds sufficient to pay the Merger Consideration to be paid in respect of all Shares of Company Common Stock then outstanding (such cash being hereinafter referred to as the "Payment Fund"); provided, however, that no such deposit shall relieve Parent or Purchaser of its obligation to pay the Merger Consideration. The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to the holders of record of Shares of Company Common Stock. Earnings from such investment shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of record of Shares of Company Common Stock.

(b) As soon as reasonably practicable after the Effective Time, Parent will cause the Paying Agent to send to each holder of record of Shares of Company Common Stock at the Effective Time (other than holders of Shares of Company Common Stock referred to in Section 3.01(a)(iii)) a letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title shall pass, only upon proper delivery of the Certificates representing such Shares to the Paying Agent and will be in such form and have such other provisions as Parent reasonably specifies) and instructions for use in effecting the surrender of Certificate(s) for payment of the Merger Consideration for the Shares represented thereby.

(c) Each holder of record of Shares of Company Common Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Paying Agent of one or more Certificates, together with a properly completed letter of transmittal, the Merger Consideration in respect of each Share of Company Common Stock represented by such Certificates. Until so surrendered, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall be paid or accrued on any amount payable upon surrender of any Certificate.

(d) If any portion of the Merger Consideration is to be paid to a Person (as herein defined) other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Paying Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

(e) Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this
Article 3 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax Law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares of Company Common Stock in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

(f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares of Company Common Stock represented by such Certificate, as contemplated by this Article.

(g) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares of Company Common Stock. If, after the Effective Time, Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 3.

(h) Any portion of the Payment Fund (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares of Company Common Stock one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged Shares of Company Common Stock for the Merger Consideration in accordance with this Section 3.03 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of such Shares, without any interest thereon. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of Shares of Company Common Stock for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(i) The Surviving Corporation shall pay all charges and expenses of the Paying Agent.

Section 3.04 Stock Options. As of the Effective Time, each outstanding stock option or warrant to purchase Shares of Company Common Stock (an "Option" and, collectively, the "Options"), whether granted under the 1998 Stock Plan (the "Option Plan") or otherwise, whether or not then vested or exercisable, shall be converted (to the extent any such Option is convertible by the Company under its terms) into the right to receive from the Company an amount of cash equal to the product of (i) the number of shares of Company Common Stock subject to the Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock of such Option (the "Option Consideration"). Prior to the Effective Time, the Company shall take all steps necessary to give written notice to each holder of an Option (to the extent that notice is required under the terms of such Option) that (i) all Options shall be canceled (to the extent that the Company can terminate any such Option under its terms) effective as of the Effective Time and (ii) upon the execution and delivery to the Company by such holder of an instrument acknowledging cancellation of all Options held by such holder effective as of the Effective Time ("Cancellation Instrument"), the Company shall pay such holder, promptly following the Effective Time, the Option Consideration for all Options held by such holder. The Board of Directors or any committee thereof responsible for the administration of the Option Plan shall take any and all action necessary to effectuate the matters described in this Section 3.04 on or before the Effective Time. Section 4.02 sets forth the number of shares of Company Common Stock reserved for issuance upon exercise of outstanding Options. Any amounts payable pursuant to this Section 3.04 shall be subject to any required withholding of taxes and shall be paid without interest. Parent agrees to provide the Company with sufficient funds to permit the Company to satisfy its obligations under this Section 3.04.

Section 3.05 Adjustments. Subject to Section 6.01(b), if, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure memorandum delivered by the Company to Parent on or prior to the execution of this Agreement (the "Company Disclosure Memorandum") (with specific reference to the section or subsection of this Agreement to which the information stated in such disclosure relates and such other sections or subsections to the extent a matter is disclosed in such a way to make its relevance to such other sections or subsections readily apparent) or in the Company SEC Reports (as defined herein), the Company represents and warrants to Parent and Purchaser as follows:

Section 4.01 Organization and Qualification; Subsidiaries. The Company and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" means, with respect to any Person, any change, result, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that, individually or in the aggregate with any such other change, result, effect, event, occurrence or state of facts, is or would reasonably be expected to be, materially adverse (even if not (i) foreseeable or known as of the date of this Agreement or (ii) constituting a breach of a representation, warranty or covenant set forth herein) to the business, condition (financial or otherwise), assets, liabilities, results of operations or prospects (including EBITDA) of such Person and its Subsidiaries, taken as a whole, or which is or would reasonably be expected to be materially adverse to the ability of such Person to perform on a timely basis any of its material obligations under this Agreement or to consummate the Transactions contemplated hereby, provided, however, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse
Effect: (i) any change in the market price or trading volume of the capital stock of such Person after the date hereof, (ii) changes, events or occurrences in the United States securities markets which are not specific to such Person,
(iii) any adverse changes, events, developments or effects arising from or relating to general business or economic conditions which are not specific to such Person and its Subsidiaries, (iv) any adverse change, result, event, development, state of facts or effect attributable to the announcement or pendency of the Transactions (including any cancellations of or delays in customer agreements, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees), or resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement, and (v) any adverse change, result, event, development or effect arising from or relating to any change in U.S. generally accepted accounting principles. The term "Subsidiary" means as to any Person any corporation or other legal entity of which such Person controls (either alone or through or together with any other Subsidiary) or owns, directly or indirectly, more than 50% of the capital stock or other ownership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. Section 4.01 of the Company Disclosure Memorandum lists each Subsidiary of the Company. Unless the context otherwise requires, when used herein "Subsidiary" refers to each Subsidiary of the Company. The Company has made available to Parent complete and correct copies of its certificate of incorporation and bylaws and the certificates of incorporation and bylaws (or comparable charter documents) of its Significant Subsidiaries, in each case as amended to the date hereof. All of the outstanding shares of capital stock or other ownership interests of each such Subsidiary have been validly issued and are duly authorized, fully paid and nonassessable and are owned by the Company, by a wholly-owned Subsidiary of the Company or by the Company and another wholly-owned Subsidiary, in each case, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities Laws and except as set forth in the Company Disclosure Memorandum. Other than director qualifying shares, there are no outstanding (i) securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or other ownership interests in the Company or any Subsidiary of the Company or (ii) options or other rights (including, without limitation, any subscriptions, warrants, calls, stock appreciation rights, commitments or agreements of any character) to acquire from any of the Company's Subsidiaries, or other obligation of any of the Company's Subsidiaries to issue, any capital stock or other ownership interests in, or any securities convertible into or exchangeable for any capital stock or other ownership interests in, any Subsidiary. Other than ownership securities representing an investment of less than 2% in any publicly traded company and the capital stock or other ownership interests of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

Section 4.02 Capitalization. (a) The authorized capital stock of the Company consists of 25,400,000 shares of common stock, $.001 par value per share, of which 25,000,000 shares have been designated as Class A Common Stock, and 400,000 shares have been designated as Class B Common Stock, and 5,000,000 shares of $.001 par value preferred stock. As of June 30, 2001 there were outstanding: (1) 14,780,548 shares of Class A Common Stock; (2) no shares of Class B Common Stock; (3) no shares of preferred stock; and (4) Options to purchase an aggregate of 2,200,113 shares of Class A Common Stock. Since June 30, 2001, there have been no issuances of shares of the capital stock of the Company or any other securities of the Company and since June 30, 2001, no Options of the Company have been granted. All shares of Company Common Stock outstanding as of the date hereof have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Class A Common Stock issuable upon exercise of outstanding Options have been duly authorized and, when issued in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

(b) Except as set forth in Section 4.02(a), there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) Options or other rights (including, without limitation, any subscriptions, warrants, calls, stock appreciation rights, commitments or agreements of any character) to acquire from the Company or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has adopted a shareholder rights plan or similar plan or arrangement.

(c) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote.

(d) There are no contracts, voting, trusts or other agreements or understandings (other than the Voting and Tender Agreement) to which the Company or any of its Subsidiaries is a party or by which it is bound with respect to the voting of any shares of capital stock of the Company or any of the Subsidiaries.

Section 4.03 Corporate Authorization. (a) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval, if necessary, of the Merger by the Company's stockholders in accordance with the DGCL, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to approval, if necessary, of the Merger by the Company's stockholders in accordance with the DGCL. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

(b) The Board of Directors has adopted such resolutions as are necessary so that the provisions of Section 203 of the DGCL are inapplicable to the Transactions contemplated by this Agreement.

Section 4.04 Governmental Authorization. No consent, approval, notice to, permit, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative agency, commission or other governmental or regulatory authority or agency, domestic or foreign (a "Governmental Entity") or any Person, is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (a) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) the filing with the SEC of (i) the Schedule 14D-9, (ii) a proxy statement relating to the approval by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), if required, and (iii) such reports and information statements under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (c) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (d) in connection with any state or local tax which is attributable to the beneficial ownership of the Company's or its Subsidiaries' real property, if any, (e) as may be required by any applicable state securities or "blue sky" Laws or state takeover Laws,
(f) such filings, consents, approvals, orders, registrations and declarations as may be required under the Laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any assets, and (g) such other consents, approvals, notices to, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.05 Non-contravention. The execution and delivery of this Agreement by the Company does not, and performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not (a) contravene, conflict with, constitute or result in any violation, default or breach of or require the consent, waiver or notice under any term or provision of, or result in the reduction or the loss of any benefit to the Company or the creation or acceleration of any rights of any third party or any obligations of the Company under (i) the certificate of incorporation of the Company, (ii) the bylaws of the Company (b), assuming compliance with the matters referred to in Section 4.04, contravene, conflict with, constitute or result in any violation, default or breach of any provision of any applicable Law, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets, or business of the Company and its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except, in the case of clauses
(b), (c) and (d), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.06 SEC Reports; Financial Statements. (a) The Company has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed with the SEC since July 27, 1998, including the financial statements and schedules provided therein or incorporated by reference therein (the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements of the Company included or incorporated by reference in the Company SEC Reports, in each case: (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with U.S. generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes to such financial statements) and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the period then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company Disclosure Memorandum or in the Company SEC Reports and, except for liabilities and obligations incurred under this Agreement or in connection with the Transactions, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued, absolute, contingent, due, to become due, determined, determinable, asserted, unasserted or otherwise) which were material to the Company and its Subsidiaries, taken as a whole, required to be set forth in the balance sheets or notes thereto in accordance with U.S. generally accepted accounting principles. The Company has not drawn down any amounts under the Subordinated Loan Agreement (as hereinafter defined).


Section 4.07 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9, the information statement to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (as amended or supplemented from time to time, the "Information Statement") or the Proxy Statement will, in the case of the Offer Documents, the
Schedule 14D-9 and the Information Statement, at the respective times such documents are filed with the SEC and first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the date it is first mailed to the Company's stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent or Purchaser specifically for inclusion or incorporation by reference therein. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

Section 4.08 Absence of
Certain Changes or Events. Since September 30, 2000, except as set forth in the Company Disclosure Memorandum or in the Company SEC Reports filed since such date, the business of the Company and its Subsidiaries has been conducted only in the ordinary course and (a) none of the Company or its Subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which do or which would reasonably be expected to have a Material Adverse Effect and no Material Adverse Effect on the Company has occurred; and
(b) the Company has not taken any action that would have been prohibited under
Section 6.01(b) hereof.

Section 4.09 Litigation. Except as disclosed in the Company Disclosure Memorandum or in the Company SEC Reports, there is no suit, claim, action or proceeding pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse

Effect on the Company (it being understood that this representation shall not include any litigation of the nature described in paragraph (a) of Annex A), nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

Section 4.10 Compliance with Laws. Except as disclosed in the Company Disclosure Memorandum or in the Company SEC Reports, the Company and its Subsidiaries are in compliance with all Laws applicable to their respective businesses or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company (provided that no representation or warranty is made in this Section 4.10 with respect to Environmental Laws, which are covered in
Section 4.13). Each of the Company and its Subsidiaries has in effect and holds all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, exemptions, orders, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the failure to hold such Permits and for defaults under Permits which failure or default individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.11 Taxes. (a) The Company and each of its Subsidiaries has filed all income Tax Returns which it has been required to file, has paid (or has had paid on its behalf) all Taxes which have become due and payable by it and has made adequate provision in reserves established in its financial statements and accounts for all Taxes which have accrued but are not yet due and payable, except where the failure to file Tax Returns, pay Taxes or provide adequate reserves for Taxes would not have a Material Adverse Effect on the Company.

(b) Except as set forth in the Company Disclosure Memorandum, no audits or other administrative proceedings or court proceedings are pending or, to the knowledge of the Company, threatened with respect to Taxes or Tax Returns of the Company or its Subsidiaries.

(c) No deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of the assessment and collection of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(d) Except as set forth in the Company Disclosure Memorandum or in the Company SEC Reports, none of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement other than between or among themselves.

(e) Except as set forth in the Company Disclosure Memorandum or in the Company SEC Reports, none of the Company and its Subsidiaries has been a member of an affiliated group filing a consolidated U.S. federal Tax Return.

(f) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, business, transfer and recording taxes, fees and charges, and any other taxes, assessments or similar charges imposed by the Internal Revenue Service (the "IRS") or any taxing authority (whether domestic or foreign, including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "Taxing Authority"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

(g) No Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet due.

(h) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, Tax indemnity or similar agreement with respect to Taxes pursuant to which it will have any obligation to make any payment after the Closing Date. Neither the Company nor any of its Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision or any similar provision of state, local or foreign Tax law.

(i) The Company and its Subsidiaries have withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(j) No written claim has been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns to the effect that the Company, or any of its Subsidiaries is or may be subject to Taxation by that jurisdiction.

(k) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

Section 4.12 Employee Benefit Plans. (a) Section 4.12 of the Company Disclosure Memorandum lists each material "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other material employment, consulting, bonus or other incentive compensation, salary continuation during any absence from active employment for disability or other reasons, supplemental retirement, cafeteria benefit (Section 125 of the Code) or dependent care (Section 129 of the Code), sick days, tuition assistance, club membership, employee discount, employee loan, or vacation pay, severance, deferred compensation, incentive, fringe benefit, change in control, retention, stock option, restricted stock or other compensatory plan, policy, agreement or arrangement (including, without limitation, any collective bargaining agreement) that (i) is maintained, administered, contributed to or required to be contributed to by the Company or any of its Subsidiaries or to which the Company or any Subsidiary is a party, and (ii) covers any current or former officer, director or employee of the Company or any of its Subsidiaries (collectively, the "Employee Plans"). The Company has made available to Parent copies of the Employee Plans and, if applicable, related trust agreements or other funding arrangements and all material amendments thereto and material written interpretations thereof.

(b) The Company has made available to Parent the most recent determination letter, if any, of the IRS relating to each Employee Plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Each Employee Plan has been administered in all respects in compliance with its terms and with the requirements of applicable Law, including but not limited to ERISA and the Code, except where the failure to be so administered would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(c) With respect to any Employee Plan covered by Title I of ERISA, no non-exempt transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred which will cause the Company to incur a liability under ERISA or the Code that would reasonably be expected to have a Material Adverse Effect on the Company. No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any Employee Plan subject to such
Section 412, whether or not waived. All material contributions required to be made under any Employee Plan as of the date hereof have been made or, if required by U.S. generally accepted accounting principles, provided for on the Company's financial statements. No "reportable event," within the meaning of
Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any Employee Plan that is subject to Title IV of ERISA. Neither the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur prior to the Effective Time, a liability (direct or indirect) under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which would reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries contributes to any "multiemployer plan," as defined in Section 3(37) of ERISA. The assets of the Company are not now, nor will they after the passage of time be, subject to any lien imposed under Code Section 412(n) by reason of a failure of the Company to make timely installments or other payments required under Code
Section 412 prior to the Effective Time.

(d) Except as specifically provided in this Agreement or as set forth in the Company Disclosure Memorandum, no employee or former employee of the Company or any Subsidiary will become entitled to any material bonus, severance or similar benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby, and there is no contract, plan or arrangement covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could reasonably be expected to give rise to a payment that would not be deductible by Parent, the Company or any Subsidiary by reason of Sections 280G or 162(m) of the Code.

(e) With respect to each Employee Plan, where applicable, the Company has made available to Parent true and complete copies of (i) the most recent IRS Form 5500 filing and (ii) the most recent financial statement.

(f) There are no pending or, to the knowledge of the Company, threatened actions, suits, proceedings, or claims against or relating to any Employee Plans other than routine benefit claims by persons entitled to benefits thereunder.

(g) Neither the Company nor its Subsidiaries has any obligation or liability under any retiree life or retiree health plans that provide for continuing coverage for current or former officers, directors, or employees of the Company or its Subsidiaries except (i) as may be required under Part 6 of Title I of ERISA and at the sole expense of the participant or the participant's beneficiary or (ii) a medical expense reimbursement account plan pursuant to
Section 125 of the Code.

(h) Neither the Company nor any Subsidiary has liability (contingent or otherwise) under Section 4069 of ERISA by reason of a transfer of an underfunded pension plan.

(i) The Company is in substantial compliance with all obligations under Part 6 of Title I of ERISA and Section 4980B of the Code arising in connection with its employment or termination of employment of any person and their eligible beneficiaries ("COBRA").

Section 4.13 Environmental Matters. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

(i) no written notice, demand, request for information, citation, summons or order has been received, no penalty has been assessed, and no action, suit, proceeding or, to the knowledge of the Company, investigation is pending or, to the knowledge of the Company, threatened by any Governmental Entity or Person against the Company or any Subsidiary alleging a violation of a potential liability under any Environmental Law;

(ii) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws and all Environmental Permits; and

(iii)no release, emission or discharge into the environment of Hazardous Substances by the Company or, to the knowledge of the Company, by any other Person, has occurred or is presently occurring on the real property owned, operated or leased by the Company that would require notification, investigation or remediation under any Environmental Law. No Hazardous Substance has been disposed of by the Company except in compliance with applicable Environmental Laws and, to the Company's knowledge, no Hazardous Substance resulting from the Company's activities or operations has been disposed of by any other Person except in compliance with applicable Environmental Laws.

(b)      As used herein,

(i) "Environmental Laws" means any federal, state, local or foreign law, regulation, rule, order, decree or requirement relating to: (a) pollution, contamination, cleanup, preservation, protection, or reclamation of the environment; (b) public or employee health or safety; (c) notification, investigation, monitoring, or remediation of, or other response to, a release of Hazardous Substances; or (d) the handling, use, manufacture, distribution, treatment, storage, disposal, or recycling of or exposure to Hazardous Substances;

(ii) "Environmental Permits" means all permits, licenses, certificates or approvals necessary for the operation of the business of the Company or any of its Subsidiaries as currently conducted to comply with all applicable Environmental Laws; and

(iii)"Hazardous Substance" means any pollutant, contaminant, chemical, petroleum or any fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, or industrial, toxic, radioactive, infectious, disease-causing or hazardous substance, material, waste or agent.

Section 4.14 Intellectual Property. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and except as disclosed in the Company Disclosure Memorandum or in the Company SEC Reports:

(a) To the knowledge of the Company, (i) the Owned
Intellectual Property and the Licensed Intellectual Property (in each case, as hereinafter defined), and the use thereof in the operation of the business as conducted by the Company on the date hereof, do not infringe upon any copyright, trademark or other Intellectual Property right of any Person, and (ii) except as disclosed on Section 4.09 and Section 4.14 of the Company Disclosure Memorandum, no claim, written or oral, has been asserted which threatens that the use of such Owned Intellectual Property or Licensed Intellectual Property does or may infringe upon the intellectual property rights of any Person.

(b) Except as set forth in Section 4.14 of the Company Disclosure Memorandum, to the knowledge of the Company, no Person is engaging in any activity that infringes in any material respect upon the Owned Intellectual Property or the Company's rights in or to any Licensed Intellectual Property.

(c) Neither the Company nor any of its Subsidiaries is in breach of, or default under, any term of any Material Contract relating to the Licensed Intellectual Property, and, to Company's knowledge, no other party to any such Material Contract is in breach thereof or default thereunder, except in each case for such breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the Company's rights under such Material Contract.

(d) Except as disclosed in Section 4.14 of the Company Disclosure Memorandum, with respect to registrations and applications relating to any Owned Intellectual Property that have been filed with or recorded by any Governmental Entity (including patent, trademark, copyright and other registrations and applications), all of such registrations and applications are valid and in full force and effect and all necessary registration, maintenance and renewal fees in connection therewith have been paid and all necessary documents and certificates in connection therewith have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as applicable, for the purpose of maintaining the registrations or applications for registration of such Owned Intellectual Property, except for such failures to pay such fees or make such filings as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(e) To the knowledge of the Company, the Titles do not contain defamatory or unlawful statements, or statements that violate any Person's privacy, publicity or similar right. To the knowledge of the Company, the Company uses commercially reasonable efforts consistent with industry practice to attempt to make the factual statements and data contained in the Titles true and accurate in all material respects.

(f) The Company owns or has the right to use, in each case as and to the extent currently used in its business, all Intellectual Property that is material to the operation of the business, including the (i) copyrights (including copyrights in and to the works published or under contract to be published (collectively, the "Titles"), work-in-process, internet websites, promotional and marketing materials, catalogs and brochures, graphic design materials, characters, cartoons and other copyrightable works as used in the business),
(ii) domain name registrations, and (iii) trademarks (as applicable, "Owned Intellectual Property" or "Licensed Intellectual Property") and, within the territory in which the Company publishes each Title, the Company has all necessary rights with respect to the media in which such rights are currently exercised or under contract to be exercised. With respect to any and all Intellectual Property used in the business which is not owned by the Company, the Company is the licensee of all rights necessary to publish such copyrightable material in the Titles and to use such trademarks in connection with the Titles except for excerpts from third party publications incorporated in the Titles by permission of the copyright owner as to which the Company possesses all consents and permissions required by law from the respective copyright owners for the publication, sale, distribution and other exploitation of such copyrightable material as used in its business, except in each case for such invalidities which would not, and such consents and permissions which if not possessed would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(g) For purposes of this Agreement, "Intellectual Property" shall mean writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; trademarks, tradenames, service marks, brand names, certification marks, trade dress, domain names, imprints, logos and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, design patents, utility patents, utility models and all divisions, continuations, continuations in part and renewal applications), and any renewals, re-examinations, extensions, confirmations or reissues thereof, and inventors' certificates and invention disclosures in any jurisdiction; nonpublic information, trade secrets, electronic databases, computer software, know-how and confidential or proprietary information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; and any similar intellectual property or proprietary rights.

Section 4.15 Title and Condition of Properties. The Company or one of its Subsidiaries (a) has good and marketable fee title to or a valid leasehold interest under a real property or a capitalized lease in all assets recorded on the Company's balance sheet as of September 30, 2000 included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (the "Company's Form 10-K") or otherwise described in Item 2 of the Company's Form 10-K, free and clear of all Liens, except for (i) assets disposed of in the ordinary course of business since such date, (ii) Liens disclosed in the Company Disclosure Memorandum or in the Company SEC Reports, (iii) Liens or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (iv) Liens for current Taxes not yet due and payable and (b) has a valid leasehold or other interest in all other assets used by it in its business, except in each case for exceptions to the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. All of the improvements on real property and fixtures, machinery, equipment and other tangible personal property and assets owned or used by the Company are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are usable in the ordinary course of business, except for any matter otherwise covered by this sentence which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.16 Insurance. Section 4.16 of the Company Disclosure Memorandum sets forth a list of insurance policies (including information on the premiums payable in connection therewith and the amount of coverage provided thereunder) maintained by the Company, which policies have been issued by issuers, which, to the Company's knowledge, are reputable and financially sound. All material risks of the Company and its Subsidiaries in respect of their business are covered by valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are reasonable in the context of the businesses and operations engaged in by the Company and its Subsidiaries. The Company has paid all premiums due under such policies and is not in default with respect to its obligations under any such policies other than any default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.17 Certain
Contracts. (a) Section 4.17 of the Company Disclosure Memorandum sets forth a list of all Material Contracts (as hereinafter defined). The Company has heretofore made available to Parent true, correct and complete copies of all written, and true, correct and complete summaries of all oral, contracts, commitments and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its Subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company and its Subsidiaries taken as a whole, including, without limitation, to the extent any of the following are material to the business, properties or assets of the Company and its Subsidiaries taken as a whole, all: (i) employment, severance, product design or development, personal services, consulting, non-competition or indemnification contracts (including, without limitation, any contract to which the Company or any of its Subsidiaries is a party involving employees of the Company); (ii) licensing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since September 30, 2000 (other than agreements relating to the sale of inventory in the ordinary course); (vi) contracts or agreements with any Governmental Entity; (vii) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing, indebtedness for borrowed money by the Company or any of its Subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred; (viii) agreements that purport to limit, curtail or restrict the ability of the Company or any of its Subsidiaries to compete in any geographic area or line of business; (ix) contracts or agreements that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC on the date hereof; (x) contracts, licenses, assignments or other agreements pursuant to which the Company or any of its Subsidiaries acquired or licensed, granted or otherwise disposed of rights in the Intellectual Property including, but not limited to, author, editor, illustrator, contributor and work-made-for-hire agreements, packaging and co-publishing agreements, software development agreements, software licenses, trademark licenses and assignment agreements and permission agreements; and (xi) written or oral contracts, commitments and agreements to enter into any of the foregoing (collectively, the "Material Contracts").

(b) Each of the Material Contracts constitutes a valid and legally binding obligation of the Company or its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. There is no default under any Material Contract so listed either by the Company or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the Company's knowledge, any other party, in any such case in which such default or event does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(c) No party to any such Material Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder, in any such case in which such breach or default does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.18 Employment Matters. (a) (a) Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement, and no employees of the Company or any of its Subsidiaries are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the knowledge of the Company, there have been no organization activities involving the Company or any of its Subsidiaries in respect of any group of employees of the Company or any of its Subsidiaries.

(b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations, or material grievances or other material labor disputes pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its Subsidiaries. There are no unfair labor practice charges, grievances, or complaints pending or, to the knowledge of the Company, threatened in writing by or on behalf of any employee or group of employees of the Company or its Subsidiaries that, if individually or collectively resolved against the Company or its Subsidiaries, would have a Material Adverse Effect on the Company.

(c) There are no complaints, charges, or claims against the Company or its Subsidiaries pending or, to the knowledge of the Company, threatened to be brought or filed with any Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or its Subsidiaries.

(d) Each of the Company and its Subsidiaries is in material compliance with all laws and orders relating to the employment of labor, including all such laws and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation, and the collection and payment of withholding and/or social security Taxes and any similar Tax.

(e) There has been no "mass layoff' or "plant closing" as defined by WARN in respect of the Company or its Subsidiaries within the six months prior to the Closing.

Section 4.19 Finders' Fees. Except for Morgan Stanley, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

Section 4.20 Opinion of Financial Advisor. The Company has received an opinion of Morgan Stanley to the effect that, as of the date of such opinion, the consideration to be received by the holders of Shares of Company Common Stock pursuant to the Offer and the Merger is fair to such holders from a financial point of view and such opinion has not been withdrawn or modified by Morgan Stanley. The Company has been authorized by Morgan Stanley to permit the inclusion of such opinion in its entirety in the Offer Documents and the
Schedule 14D-9 and the Proxy Statement, so long as such inclusion is in form and substance reasonably satisfactory to Morgan Stanley and its independent counsel.

Section 4.21 Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement unless the Merger may be consummated in accordance with Section 253 of the DGCL, in which case no such consent of the Company's stockholders is required.

Section 4.22 Inventories; Receivables; Payables. (a) The inventories of the Company and its Subsidiaries are in good and saleable condition and may be sold consistent with the Company's historical pricing policies in the ordinary course of business at normal profit margins. Adequate financial reserves for obsolete, defective or otherwise unusable inventory have been calculated and made in a manner consistent with past practices.

(b) All accounts receivable of the Company and its Subsidiaries have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with SEC regulations and generally accepted accounting principles applied on a consistent basis. The Company's reserve for returns and doubtful accounts is adequate and has been calculated in a manner consistent with past practices. Since June 30, 2001, neither the Company nor any of its Subsidiaries has modified or changed in any material respects its sales practices or methods including, without limitation, such practices or methods in accordance with which the Company and any of its Subsidiaries sell goods, fill orders or record sales.

(c) All accounts payable of the Company and its Subsidiaries are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable. Since June 30, 2001, the Company and its Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

                                   ARTICLE 5
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Parent and Purchaser, jointly and severally, represent and warrant to the Company that:

Section 5.01 Organization, Standing and Corporate Power. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted.

Section 5.02 Corporate Authorization. Parent and Purchaser have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, in each case by Parent and/or Purchaser, as the case may be, have been duly authorized by all necessary corporate action on the part of Parent and Purchaser. This Agreement has been duly executed and delivered by Parent and Purchaser and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors' rights generally and is subject to general principles of equity.

Section 5.03 Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Purchaser or any other Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent and Purchaser or the consummation by Parent and Purchaser of the transactions contemplated by this Agreement, except for (a) the filing of a premerger notification and report form under the HSR Act, (b) the filing with the SEC of (i) the Offer Documents and (ii) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (c) the filing of the certificate of merger with the Delaware Secretary of State and (d) appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Neither Parent nor any of its "affiliates" or "associates" (as each such term is defined in Section 203 of the DGCL) was, prior to the execution of this Agreement, an "interested stockholder" (as such term is defined in Section 203 of the DGCL) of the Company.

Section 5.04 Non-contravention. The execution and delivery of this Agreement by Parent and Purchaser do not and performance by Parent and Purchaser of this Agreement and the consummation by Parent and Purchaser of the transactions contemplated hereby will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Purchaser, (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in any violation or breach of any provision of any Law, regulation, judgment, injunction, order or decree or (c) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Purchaser is entitled under any provision of any agreement or other instrument binding upon Parent or Purchaser, except, in the case of clauses (b) and (c), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

Section 5.05 Information Supplied. None of the information supplied or to be supplied by Parent or Purchaser for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9, the Information Statement or the Proxy Statement will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times such documents are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the date it is first mailed to the Company's stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Purchaser with respect to statements made or incorporated by reference therein based on information supplied in writing by the Company. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

Section 5.06 Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Parent, overtly threatened in writing against or affecting the Parent, any Subsidiary of Parent or Purchaser that would prevent or substantially delay any of the transactions contemplated by this Agreement or otherwise prevent the Parent or Purchaser from performing its obligations hereunder (it being understood that this representation shall not include any litigation of the nature described in paragraph (a) of Annex A), nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Parent or Purchaser or any Subsidiary of Parent having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

Section 5.07 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Parent or Purchaser who is entitled to any fee or commission from the Parent or Purchaser in connection with the transactions contemplated by this Agreement.
ARTICLE 6
                                    COVENANTS

Section 6.01 Conduct of Business by the Company. (a) From the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and use its commercially reasonable efforts to preserve intact its business organization, goodwill and relationships with third parties and to keep available the services of its officers and employees and maintain existing relations with customers, suppliers, officers, employees and creditors.

(b) Except with the prior written consent of Parent or as contemplated or permitted by this Agreement or as expressly set forth in the Company Disclosure Memorandum, from the date hereof until the Effective Time the Company shall not, and shall not permit any of its Subsidiaries to:

(i) make, declare, set aside or pay any dividend or other distribution with respect to any shares of its capital stock, other than dividends and other distributions paid by any Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company;

(ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

(iii) directly or indirectly repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

(iv) issue, deliver or sell any shares of any class or series of its capital stock (including Company Common Stock), or any securities convertible into or exercisable or exchangeable for shares of any class or series of its capital stock (including Company Common Stock, or any rights, warrants or options to acquire any shares of Company Common Stock), other than issuances pursuant to stock-based awards or Options that are outstanding on the date hereof and pursuant to the Company's 1998 Employee Stock Purchase Plan;

(v) adopt or implement any amendment to its certificate of incorporation or bylaws or other comparable organizational documents or any plan of consolidation, merger or reorganization or amend the terms of its outstanding securities;

(vi) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets for a consideration exceeding $250,000 in any such case, except purchases of inventory in the ordinary course of business consistent with past practice;

(vii) transfer, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of assets for consideration not exceeding $250,000 in any such case and except for sales of inventory in the ordinary course;

(viii) except for the items currently contracted for by the Company and the items contemplated by the Company's capital expenditure budget made available to Parent, make or agree to make any new capital expenditure or expenditures;

(ix) incur any indebtedness for borrowed money (whether or not available under a credit line or agreement in effect on the date hereof, including, but not limited to, the Subordinated Loan Agreement) or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, or guarantee any debt securities of another Person, except for the endorsement of checks in the normal course of business and the extension of credit in the normal course of business, or make any loans, advances or capital contributions to, or investments in, any other Person, other than to any direct or indirect wholly-owned Subsidiary;

(x) enter into or adopt any new, or amend or renew any existing, Employee Plan, or any collective bargaining agreement, other than as required by Law;

(xi) except to the extent required by the terms of written employment agreements as in effect on the date of this Agreement, increase the compensation payable to or to become payable to, or pension or other fringe benefits or perquisites to its present or former directors, employees, officers or consultants, except for increases already committed to or increases in salary consistent with the Company's past practices (of no more than 10%) made in connection with an employee's annual review;

(xii) enter into any contracts of employment (other than contracts terminable by the Company without liability immediately following the Closing) or any severance, retention or similar agreement except for agreements with new employees entered into in the ordinary course of business and providing for a term of less than one year and annual base and bonus compensation not to exceed $100,000;

(xiii) pay, agree to pay or award any employee bonuses other than those paid or awarded consistent with past practice and up to a maximum of $25,000 per employee, or forgive any officer or employee loan;

(xiv) adopt any change, other than as required by the SEC, changes in U.S. generally accepted accounting principles or applicable Law, in its accounting policies, procedures or practices;

(xv) (A) make any Tax election, (B) settle or compromise any material income Tax liability;

(xvi) pay, discharge, settle or satisfy any claims, litigation, arbitration, liabilities or other controversies (absolute, accrued, asserted or unasserted, contingent or otherwise), including the payment, discharge, settlement or satisfaction of any claims, litigation, arbitration, liabilities or controversies of any nature relating to the Transactions contemplated hereby, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Company SEC Reports or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company or any of its Subsidiaries is a party;

(xvii) cancel or terminate any material insurance policy naming the Company or any Subsidiary as a beneficiary or loss payable payee;

(xviii) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by generally accepted accounting principles;

(xix) (i) enter into any contract or agreement, other than in the ordinary and usual course of business consistent with past practice, or amend in any material respect any of the Material Contracts or the agreements referred to in Section 4.17; or
                  (ii) enter into any contract, agreement, commitment or arrangement providing for, or amend any contract, agreement, commitment or arrangement to provide for, the taking of any action that would be prohibited hereunder;

(xx) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

(xxi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

(xxii) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary;

(xxiii) make or agree to make (whether or not in the ordinary course of business) any commitment or investment or enter into any contract which obligates the Company or any of its Subsidiaries to make payments exceeding $300,000;

(xxiv) renew or terminate any significant agreement relating to the distribution, packaging or manufacture of the Company's Intellectual Property outside the United States; or

(xxv) enter into, or agree or commit to enter into, any agreement, contract, commitment or arrangement that if completed would be in contravention of any of the foregoing.

Section 6.02 Other Actions. The Company, Parent and Purchaser shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of their respective representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue or incorrect in any material respect, (ii) any of such representations and warranties that are not so qualified becoming untrue or incorrect in any material respect so as to have a Material Adverse Effect or (iii) any of the conditions to the Offer set forth in Annex A or to the Merger set forth in Article 7 not being satisfied (subject to the Company's right to take action specifically permitted by Section 6.05).

Section 6.03 Stockholder Meeting; Proxy Material; Merger Without Stockholder Meeting. (a) If required by applicable Law to consummate the Merger, the Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as practicable following the date on which the Purchaser completes the purchase of Shares of Company Common Stock pursuant to the Offer (the "Offer Completion Date"), for the purpose of voting on the approval and adoption of this Agreement and the Merger. At the Company Stockholder Meeting, Parent shall cause all of the shares of Company Common Stock then actually or beneficially owned by Parent, Purchaser or any of their Subsidiaries to be voted in favor of the Merger. Notwithstanding the foregoing, if Purchaser or any other subsidiary of Parent shall acquire at least ninety percent (90%) of the outstanding Shares of Company Common Stock, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a Company Stockholder Meeting in accordance with Section 253 of the DGCL.

(b) The Company will, if required and at Parent's request, as soon as practicable following the expiration of the Offer, prepare and file a preliminary Proxy Statement with the SEC and will use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement and all amendments and supplements thereto, prior to their being filed with the SEC. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Company Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

Section 6.04 Access to Information. (a) From the date hereof until the Effective Time and subject to applicable Law the Company shall and shall cause its Subsidiaries to (i) give Parent and its authorized representatives, including its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish Parent, its officers, employees, counsel, financial advisors, auditors and other authorized representatives with such financial and operating data and other information as such Persons may reasonably request and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its Subsidiaries to cooperate with Parent in its investigation of the Company and its Subsidiaries.

(b) Between the date hereof and the Effective
Time, the Company shall furnish to Parent and Purchaser (i) within five Business Days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to the Company management and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's SEC filings, which (in the case of clause (ii)), shall be in accordance with the books and records of the Company.

(c) Except as required by Law, Parent will hold, and will cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold in confidence all documents and information concerning the Company or any of its Subsidiaries furnished to Parent or its affiliates in connection with the transactions contemplated by this Agreement in accordance with the terms of the letter agreement dated May 29, 2001 between the Company and Parent (the "Confidentiality Agreement").

Section 6.05 No Solicitation; Other Offers. (a) The Company shall not, and shall not permit any of its Subsidiaries to, and shall use its best efforts to ensure that its officers, directors or employees, or any investment bankers, consultants, financial advisors, accountants, agents or other representatives retained by it or any of its Subsidiaries do not, solicit, initiate, encourage the submission of any Acquisition Proposal or engage in discussions or negotiations or furnish to any Person any information with respect to an Acquisition Proposal or knowingly facilitate any effort or attempt to make an Acquisition Proposal. The Company shall, and shall cause its Subsidiaries and the officers, directors, employees or any investment bankers, attorneys, consultants, financial advisors, agents or other representatives of the Company and its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions and negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal and, to the extent within its power, to recover or cause to be destroyed all information concerning the Company and its Subsidiaries in the possession of such Persons and their affiliates, representatives and advisors. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14d-9 or Rule 14e-2 under the Exchange Act with respect to any Acquisition Proposal or making any disclosure to the Company's stockholders if, in the good faith judgment of the majority of the members of the Board of Directors of the Company, after consultation with and advice from outside legal counsel, failure to so disclose would reasonably be deemed to constitute a breach of the fiduciary duties of the Board of Directors under applicable Law.

(b) Notwithstanding the first sentence of Section 6.05(a), until the receipt of the Required Vote (as hereinafter defined), the Company may negotiate or otherwise engage in substantive discussions with, and furnish nonpublic information to, any Person in response to an unsolicited Acquisition Proposal by such Person if (i) a majority of the Board of Directors of the Company determines in good faith, after receiving the advice of a nationally recognized financial advisor, that such Acquisition Proposal would reasonably be expected to result in a Superior Proposal and, after consultation with and advice from outside legal counsel, that the failure to take such action would reasonably be deemed to constitute a breach of its fiduciary duties under applicable Law, and
(ii) such Person executes a confidentiality agreement in a form no less favorable to the Company than the Confidentiality Agreement (including the standstill provisions).

(c) Prior to providing any information to or entering into discussions or negotiations with any person in connection with an Acquisition Proposal by such person, the Company shall notify Parent of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Parent on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such person which has not previously been reviewed by Parent.

(d) Except as permitted by the second sentence of this Section 6.05(d), neither the Board of Directors of the Company nor any committee thereof shall, (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Parent, its recommendation to its stockholders referred to in Section
1.02 hereof, or take any action not explicitly permitted by this Agreement that would be inconsistent with, its approval of the Offer and the Merger, (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement, commitment or similar agreement related to any Acquisition Proposal. Notwithstanding the foregoing, until receipt of the Required Vote, the Board of Directors of the Company shall be permitted (i) not to recommend to its stockholders acceptance of the Offer and/or approval and adoption of this Agreement and the Merger, (ii) to withdraw, or modify in a manner adverse to Parent, its recommendation to its stockholders referred to in Section 1.02 hereof, (iii) to approve or recommend any Superior Proposal or (iv) to terminate this Agreement in accordance with Section

8.01(c)(ii) hereof and in connection therewith enter into an agreement with respect to such Superior Proposal, but only if (y) the Company has received an Acquisition Proposal which the Board of Directors determines in good faith, after receiving the advice of a nationally recognized financial advisor, constitutes a Superior Proposal and (z) the Board of Directors of the Company determines in good faith, after consultation with and advice from outside legal counsel, that the failure to take such action could reasonably be deemed to constitute a breach of its fiduciary duties under applicable Law. For purposes of this Section 6.05, the parties agree that the scope of the fiduciary duty of the Board of Directors of the Company shall not be deemed to be limited or constrained by virtue of the fact that certain stockholders of the Company have agreed in the Voting and Tender Agreement to tender their shares to the Purchaser and to vote in favor of the Merger, and in considering whether its failure to take any action specified above would reasonably be deemed to be a breach of its fiduciary duties to the stockholders of the Company under applicable Law, the Board of Directors shall be entitled to assume that the Voting and Tender Agreement has been terminated.

(e)      For purposes of this Agreement:

                           "Acquisition Proposal" means any bona fide offer,
                  inquiry or proposal for (i) a merger, reorganization, consolidation, share exchange, business combination, or other similar transaction involving the Company or any of its Subsidiaries, (ii) any proposal or tender offer or exchange offer to acquire, directly or indirectly, securities representing more than 15% of the voting power of the Company or the filing of a registration statement under the Securities Act in connection therewith or (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, other than the Offer and the Merger contemplated by this Agreement.

                           "Superior Proposal" means any bona fide written
                  Acquisition Proposal, which was not solicited by the Company or any affiliate or agent of the Company at the explicit or implicit direction of the Company and which does not include any financing condition, with respect to which the Board of Directors of the Company determines in good faith (after receiving the advice of a nationally recognized financial advisor and taking into account all the terms and conditions of the Acquisition Proposal, which terms and conditions shall include all legal, financial and regulatory aspects of the proposal, the Person making such Acquisition Proposal, and the strategic benefits to be derived from the Offer and the Merger and the long-term prospects of the Company and its Subsidiaries) is more favorable to the Company's stockholders (in their capacities as stockholders) from a financial point of view than the Offer and Merger.

Section 6.06 Commercially Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use their commercially reasonable efforts (subject to paragraph (b) below) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer and the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all steps as may be necessary to avoid an action or proceeding by any Governmental Entity, (ii) the obtaining of all material consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv)the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger, this Agreement or the other transactions contemplated by this Agreement, use their commercially reasonable efforts to ensure that the Offer, the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other transactions contemplated by this Agreement. Nothing herein shall limit or affect the Company's taking actions specifically permitted by Section 6.05(b) and (c).

(b) In furtherance of and without limiting the above provisions, each of the Company and Parent shall, as promptly as practicable following the execution and delivery of this Agreement, (i) file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report required by the HSR Act (but in no event later than five (5) Business Days after the date of this Agreement) and, if so requested by the other such party, request early termination of the waiting period thereunder and (ii) file with the relevant Governmental Entities in other jurisdictions all other antitrust filings, if any, required for consummation of the transactions contemplated hereby under any applicable Laws and regulations and, in each case, any supplemental information requested in connection therewith pursuant to the HSR Act or such other Laws or regulations. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act and other relevant Law or regulation. Each of the Company and Parent shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act and other relevant Law or regulation. The Company and Parent shall cooperate and keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ, or any other Governmental Entity, and shall comply promptly with any such inquiry or request. The Company and Parent shall use commercially reasonable efforts to permit each other party (or its respective counsel) to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or other such Governmental Entity or other Person, give the other party (or its respective counsel) the opportunity to attend and participate in such meetings and conferences. The parties hereby agree that neither party will be required to take any action including, without limitation, the proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of assets or businesses of Parent (or any of its Subsidiaries) or otherwise taking or committing to take actions that after the Closing Date would limit Parent or its Subsidiaries' freedom of action with respect to, or its ability to retain, one or more of its Subsidiaries' businesses, product lines or assets. Notwithstanding the foregoing, Parent agrees that, if necessary to eliminate an impediment under any antitrust law that may be asserted by a U.S. governmental antitrust authority to the transactions contemplated hereby, Parent will consent to the reasonable sale or disposition of one or more of the Company's Titles; provided, however, that
(a) Parent shall not be required to consent to the divestiture of any of its or its affiliates' pre-Closing assets, (b) the divestiture of Titles that produced aggregate net revenues for the 12-month period ended June 30, 2001 of up to $2.0 million shall be deemed reasonable within the meaning of this sentence, and the divestiture of Titles in excess of such amount shall not be required, and (c) Parent shall not be required to consent to any divestiture that must be consummated prior to the Effective Time.

(c) Subject to the terms and conditions of this Agreement, in furtherance and not in limitation of the covenants of the parties contained in Sections 6.06(a) and 6.06(b), if any administrative or judicial action or proceeding, including any proceeding by a Governmental Entity or a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable Law, each of the parties shall cooperate in all respects with each other and use its respective commercially reasonable efforts in order to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(d) Parent and Purchaser, on the one hand, and the Company, on the other hand, each hereby agrees promptly to provide such information necessary to the preparation of the Schedule 14D-9 and the Offer Documents, respectively, which the respective party responsible therefor shall reasonably request.

(e) The existence of the conditions set forth in Section 7.01 and clauses (a) and (b) of Annex A shall not limit or diminish Parent's or Purchaser's obligations pursuant to this Section 6.06 or relieve Parent or Purchaser of any liability or damages that may result from its breach of its obligations under this Section 6.06.

Section 6.07 Indemnification and Insurance. (a) The Company shall (to the fullest extent permitted by the DGCL and regardless of whether the Merger becomes effective), and after the Effective Time, the Parent and the Surviving Corporation shall, jointly and severally (to the fullest extent permitted by the DGCL), indemnify, defend and hold harmless each Corporate Agent against all losses, liabilities, expenses (including attorneys' fees), claims, fines, penalties or damages incurred or suffered by such Corporate Agent in connection with any civil, criminal or arbitrative suit, action, proceeding or investigation by reason of his or her being or having been such a Corporate Agent prior to and including the Effective Time (including but not limited to the transactions contemplated by this Agreement). The obligations under this
Section 6.07(a) shall continue for a period of six years following the Effective Time; provided, however, that if any claim is asserted or any situation, proceeding or investigation commenced within such six-year period, all rights to indemnification with respect thereto shall continue until the final disposition thereof, including appeals.

(b) "Corporate Agent" shall mean any person who is or was at any time prior to and including the Effective Time (A) a director or officer of the Company, or
(B) a director, officer, trustee, employee or agent of any Other Enterprise, serving as such at the request of the Company, or the legal representatives of any such director, officer, trustee, employee or agent.

(c) "Indemnified Party" shall mean individually, and "Indemnified Parties" shall mean collectively, the person or persons entitled to be indemnified, defended and held harmless under this Section 6.07 or the legal representative of such person or persons.

(d) "Other Enterprise" shall mean any domestic or foreign corporation, other than the Company, and any domestic or foreign partnership, joint venture, sole proprietorship, trust, or other enterprise (including any employee benefit plan), whether or not for profit.

(e) Parent and Purchaser agree that all rights to indemnification existing in favor of the Indemnified Parties as provided in the certificate of incorporation and bylaws of the Company and its Subsidiaries as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than the statutes of limitations applicable to such matters, and Parent agrees to cause the Surviving Corporation to comply fully with its obligations hereunder and thereunder. The certificate of incorporation and bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified in any manner adverse to persons who, as of the date hereof, are Indemnified Parties, without the prior written consent of any such persons, for a period of six years from and after the Effective Time and shall contain indemnification and exculpation provisions which are no less favorable to the Indemnified Parties than those provisions contained in the Company's certificate of incorporation and bylaws as in effect immediately prior to the date of this Agreement.

(f) For six years after the Effective Time, Parent shall maintain, or cause the Surviving Corporation to maintain, with respect to matters occurring prior to the Effective Time, policies of directors and officers' liability insurance comparable to those currently maintained by the Company for the benefit of persons currently covered by the Company's directors' and officers' liability insurance policies (except to the extent any provisions in such insurance are no longer generally available in the market), provided that in no event shall the Surviving Corporation be required in order to maintain such directors' and officers' liability insurance policies to expend in any one year an amount in excess of 200% of the aggregate annual premiums currently paid by the Company for such insurance, and provided further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall only be obligated to obtain as much coverage as can be obtained for a cost not exceeding such amount.

(g) In the event of any suit, action, proceeding or investigation referred to in
Section 6.07(a) above, (i) the Company or the Surviving Corporation, as applicable, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation; provided, however, that neither the Company nor the Surviving Corporation shall be obligated pursuant to this
Section 6.07(d) to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action, and (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter; and provided, however, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

(h) In the event Parent, the Surviving Corporation or any of their successors or assigns merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.07. In the event the Surviving Corporation transfers any material portion of its assets, in a single transaction or in a series of transactions, Parent will either guarantee the indemnification obligations referred to in Section 6.07(a) or take such other action to ensure that the ability of the Surviving Corporation to satisfy such indemnification obligations will not be diminished in any material respect.

(i) This Section 6.07 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

Section 6.08 Employee Benefits. (a) For at least one year from and after the Effective Time, Parent shall provide or cause to be provided to the individuals who, immediately prior to the Effective Time, are employed by the Company or any Subsidiary ("Company Employees") compensation opportunities (consisting of base pay, commissions and bonus opportunities) and employee benefits that are comparable, in the aggregate, to the compensation and the benefits (exclusive of any such compensation and benefits consisting of or based on any equity securities) provided under the Employee Plans by the Company and its Subsidiaries to Company Employees immediately prior to the Effective Time. The preceding sentence shall not preclude the Parent or the Surviving Corporation or its Subsidiaries at any time following the Effective Time from terminating the employment of any Company Employee and such compensation opportunities shall, subject to the provisions of any Employee Plan, be required to be provided to any such Company Employee only during his or her period of employment, so long as any such terminated employee receives severance and other termination benefits upon or in connection with such termination in an amount which is at least equal to the severance and other termination benefits which would have been provided to such employee under the terms of the severance or other applicable agreements or arrangements of the Company or a Subsidiary in effect immediately prior to the Effective Time. Nothing contained herein shall be construed to limit the rights and obligations of the Company, any Subsidiary of the Company and any current or former employee or other personnel (and where applicable, the dependents and beneficiaries of any such employees or other personnel) under each Employee Plan. Further, nothing herein shall be construed to prohibit the Surviving Corporation from amending or terminating any contracts, agreements, arrangements, policies, plans and commitments with respect to any Employee Plan in accordance with the terms thereof and with applicable Law.

(b) Each Company Employee shall be given full credit for all service with the Company and its Subsidiaries and their respective predecessors under any plans or arrangements providing vacation, sick pay, severance, retirement, pension or retiree welfare benefits maintained by Parent or the Surviving Corporation or any of their respective affiliates in which such Company Employees participate solely for purposes of vesting, eligibility to participate and seniority. For purposes of clarification, prior service shall not be credited for benefit accrual under any pension plan or retiree welfare plan.

(c) In the event of any change in the welfare benefits provided to Company Employees following the Effective Time that become effective in the plan year that includes the Effective Time, Parent shall or shall cause the Surviving Corporation to waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any such welfare benefits to the extent that such conditions, exclusions or waiting periods would not apply in the absence of such change and credit each Company Employee with any co-payments and deductibles paid prior to any such change in satisfying any applicable deductible or out-of-pocket requirements after such change for the relevant plan year.

(d) Without limiting any of its other obligations hereunder, Parent shall cause all of the agreements with individuals listed in Section 4.12 of the Company Disclosure Memorandum to be honored in accordance with their terms and shall assume the obligations of the Company and its Subsidiaries thereunder.

Section 6.09 Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement (including any broadly issued statement or announcement to employees) with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld).

Section 6.10 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Purchaser, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 6.11 Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:

(a) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect at or prior to the Effective Time;

(b) the failure by it to perform, or comply with, in any material respect, any of its obligations, covenants, or agreements contained in this Agreement, which failure, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

(c) the Company obtaining knowledge of a material breach by Parent, or Parent obtaining knowledge of a material breach by the Company, of their respective representations, warranties or covenants hereunder of which the breaching party has not already given notice pursuant to clauses (a) or (b) above;

(d) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

(e) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

(f) any actions, suits, claims, investigations, orders, decrees, complaints or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company, Parent or any of their respective Subsidiaries that relate to the consummation of the transactions contemplated by this Agreement; or

(g) the occurrence of any other event which would reasonably be likely to have a Material Adverse Effect on the Company or cause any condition set forth in Annex A hereto to be unsatisfied in any material respect at any time prior to consummation of the Offer; provided, however, that the delivery of any notice pursuant to this Section 6.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 6.12 Pay-off of Credit Facilities. Simultaneously with its purchase of and payment for Shares of Company Common Stock pursuant to the Offer, Purchaser will, and Parent will cause Purchaser to, lend to the Company on customary market terms a sum equal to all amounts which are then due and owing pursuant to
(i) the Credit Agreement, dated as of July 30, 1999, as amended, by and among the Company, the several financial institutions party thereto as lenders, Fleet National Bank (formerly known as BankBoston, N.A.), as issuing lender, Wells Fargo Bank, National Association, as syndication agent, Bank One (formerly known as The First National Bank of Chicago), as documentation agent, and Fleet National Bank, as administrative agent, and (ii) the Subordinated Loan Agreement. Payment of the amount to be loaned shall be made by wire transfer of immediately available funds to an account designated by the Company.

                                   ARTICLE 7
                            CONDITIONS TO THE MERGER

Section 7.01 Conditions to Obligations of Each Party. The respective obligations of the Company, Parent and Purchaser to consummate the Merger are subject to the satisfaction or waiver of the following conditions at or prior to the Effective
Time: (a) Purchaser shall have purchased Shares of Company Common Stock pursuant to the Offer; provided that this condition shall be deemed to have been satisfied with respect to the obligation of Parent and Purchaser to effect the Merger if Purchaser fails to accept for payment or pay for Shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer in violation of the terms of the Offer or of this Agreement;

(b) if required by applicable Law, this Agreement shall have been approved and adopted by the required vote of the stockholders of the Company in accordance with the DGCL; and

(c) no statute, rule or regulation shall have been enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or makes the consummation of the Merger unlawful, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

                                   ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

Section 8.01 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the
Company:

(a)  by mutual written consent of Parent, Purchaser and the Company;

(b) by either the Company (by action of the Continuing Directors only following the purchase of Shares of Company Common Stock pursuant to the Offer) or Parent:

(i) if any court or Governmental Entity shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts, subject to Section 6.06 hereof, to lift) restraining, enjoining, prohibiting or otherwise making illegal, the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

(ii) if (x) the Offer shall have expired without any Company Common Stock being purchased therein or (y) Parent or Purchaser shall not have accepted for payment all Company Common Stock tendered pursuant to the Offer by December 31, 2001, provided that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Parent or Purchaser to purchase the Company Common Stock pursuant to the Offer;

(c)      by the Company:

(i) if Parent and/or Purchaser fails to commence the Offer as provided in Section 1.01 hereof; provided, that the Company may not terminate this Agreement pursuant to this Section 8.01(c)(i) if the Company is at such time in breach of its obligations under this Agreement such as to (A) cause a Material Adverse Effect on the Company or (B) prevent or materially hinder or delay the purchase of the Company Common Stock pursuant to the Offer or the Merger;

(ii) in connection with entering into a definitive agreement with respect to a Superior Proposal, as permitted by the second sentence of Section 6.05(d), if (x) the Company provides written notice to Parent and Purchaser of the material terms and conditions of the Acquisition Proposal which the Board of Directors determines in good faith, after consultation with and advice from a nationally recognized financial advisor and its outside legal counsel, constitutes a Superior Proposal, attaching the most current version of such Acquisition Proposal with respect thereto and identifying the Person making such Acquisition Proposal, (y) after five Business Days immediately following delivery of such written notice, the Board of Directors reasonably determines, based upon the advice of a nationally recognized financial advisor, that any proposal made by Parent and Purchaser in writing with respect to the Offer, within such time period, supplementing the terms and conditions of the Offer, is not at least as favorable to the Company and the Company's stockholders as the terms and conditions of such Acquisition Proposal specified in (i) above, and (z) upon entering into a definitive agreement with respect to a Superior Proposal, the Board of Directors causes the Company simultaneously to pay Parent the Termination Fee and Expenses (as hereinafter defined);

(iii) if Parent or Purchaser shall have made a material misrepresentation or have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured, in all material respects, within 15 days after the giving of written notice to Parent or Purchaser, as applicable;

(d)      by Parent:

(i) if, due to an occurrence, not resulting from a breach by Parent or Purchaser of their obligations hereunder, which makes it impossible to satisfy any one or more of the conditions set forth in Annex A hereto, Parent or Purchaser shall have failed to commence the Offer on or prior to five Business Days following the date of the initial public announcement of the Offer;

(ii) if, prior to the purchase of Shares of Company Common Stock pursuant to the Offer, the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in paragraph (d) or (e) of Annex A hereto and (B) cannot be or has not been cured, in all material respects, within 15 days after the giving of written notice to the Company;

(iii) if, whether or not permitted to do so, (A) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent or Purchaser (or shall have failed, at the request of Parent, to reaffirm) its approval or recommendation of the Offer, the Merger or the Agreement, or approved or recommended any Acquisition Proposal or (B) the Company shall have entered into any agreement with respect to any Acquisition Proposal, including a Superior Proposal entered into in accordance with the second sentence of Section 6.05(c) of this Agreement.

Section 8.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Purchaser or the Company, other than the provisions of Section 6.04(b), this Section 8.02, Section 8.03, and Article 9 and except to the extent that such termination results from fraud or from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 8.03 Fees and Expenses. (a) Except as otherwise provided herein, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

(b) If (x) Parent terminates this Agreement pursuant to Section 8.01(d) (iii) or
(y) the Company terminates this Agreement pursuant to Section 8.01(c)(ii), then, in any such case, the Company shall pay, or cause to be paid to Parent, at the time of termination, a termination fee in the amount of $4,000,000 (the "Termination Fee") plus an amount equal to Parent's actual and reasonably documented out-of-pocket expenses incurred by Parent after the date hereof in connection with the Offer, the Merger, this Agreement and the consummation of the Transactions, including, without limitation, the fees and out-of-pocket expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel incurred in connection with acting as Parent's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Transactions up to an aggregate of $2,000,000 (the "Expenses"). In addition, if this Agreement is terminated by Parent prior to consummation of the Offer, by reason of the non-fulfillment of any of the conditions set forth in paragraph
(d), (e) and (g) of Annex A and at the time of such termination, Parent and Purchaser are not in material breach of their respective obligations under this Agreement, then the Company shall pay to Parent, at the time of termination, the Expenses, and, if the Company shall thereafter, within 18 months after such termination, announce its intention to enter into an agreement with respect to an Acquisition Proposal and the Company subsequently consummates the transaction(s) contemplated by such agreement, then the Company shall pay the Termination Fee simultaneously with such consummation. Any payments required to be made pursuant to this Section 8.03(b) shall be made by wire transfer of same day funds to an account designated by Parent.

(c) The Company shall pay all Taxes, such as (a) transfer, stamp and documentary Taxes or fees and (b) sales, use, gains, real property transfer and other or similar Taxes or fees, incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions contemplated hereby.

(d) The Company acknowledges that the agreements contained in Section 8.01(b) are an integral part of the Transactions contemplated by this Agreement, and that, without these agreements Parent would not have entered into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 8.01(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 8.01(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Citibank N.A. in effect from time to time during such period plus two percent.

Section 8.04 Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval of the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by Law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.05 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto on the part of the other parties or (c) subject to the proviso of Section 8.04, waive compliance with any of the agreements or conditions contained herein on the part of the other parties. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.06 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.04 or an extension or waiver pursuant to Section
8.05 shall, in order to be effective, require in the case of Parent, Purchaser or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors; provided, however, that in the event that Purchaser's designees are appointed or elected to the Board of Directors of the Company as provided in Section 1.03, after the acceptance for payment of Shares of Company Common Stock pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Continuing Directors of the Company shall be required to amend or terminate this Agreement by the Company, exercise or waive any of the Company's rights or remedies under this Agreement, extend the time for performance of Parent's and Purchaser's respective obligations under this Agreement, take any action to amend or otherwise modify the Company's certificate of incorporation or bylaws or take any action that would adversely affect the rights of the stockholders of the Company or the holders of Options with respect to the transactions contemplated hereby.

                                   ARTICLE 9
                                  MISCELLANEOUS

Section 9.01 Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 9.02 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                  if to Parent or Purchaser, to:

                           John Wiley & Sons, Inc.
                           605 Third Avenue
                           New York, NY  10158-0012
                           Attention:  William J. Pesce,
                           Chief Executive Officer
                           Fax: (212) 850-6088

                  with a copy to:

                           John Wiley & Sons, Inc.
                           605 Third Avenue
                           New York, NY  10158-0012
                           Attention:  Richard S. Rudick, Esq.
                           General Counsel
                           Fax: (212) 850-6088

                 with an additional copy (which shall not constitute notice) to:

                           Weil Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY  10153
                           Facsimile: (212) 310-8007
                           Attention:  Simeon Gold, Esq.

                  if to the Company, to:

                           Hungry Minds, Inc.
                           909 Third Avenue
                           New York, NY  10022
                           Attention:  President
                           Fax: (212) 884-5561
                 with a copy (which shall not constitute notice) to:

                           Fulbright & Jaworski L.L.P.
                           666 Fifth Avenue
                           New York, New York 10103
                           Attention:  Warren Nimetz, Esq.
                           Fax: (212) 318-3400

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. Section 9.03 No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 9.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Purchaser may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, the right to enter into the transactions contemplated by this Agreement, but no such transfer or assignment will relieve Parent or Purchaser of its obligations hereunder.

Section 9.05 Governing Law. Except as required by mandatory provisions of the DGCL, this Agreement shall be governed by and construed in accordance with the Law of the State of Delaware, without regard to the conflicts of Law rules of such state.

Section 9.06 Jurisdiction. Any suit,
action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of the United States located in the State of Delaware or in a Delaware state court, and each of the parties hereby expressly submits to the jurisdiction and venue of any such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party irrevocably consents to the service of process in any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof, by registered or certified mail, postage prepaid, to the address set forth or referred to in Section 9.02, such service to become effective 10 days after mailing.

Section 9.07 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.08 Counterparts; Effectiveness; Benefit. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as expressly provided in Sections 6.07 and 6.08, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Execution of this Agreement may be made by facsimile signature which, for all purposes, shall be deemed to be an original signature.

Section 9.09 Entire Agreement. This Agreement, the Company Disclosure Memorandum, the Voting and Tender Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior representations, warranties, agreements and understandings, both oral and written, between the parties with respect to such subject matter. No prior drafts of this Agreement or portions thereof shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

Section 9.10 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 9.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.12 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware, in addition to any other remedy to which they are entitled at Law or in equity.

Section 9.13 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 9.14 Company Disclosure Memorandum. The Company Disclosure Memorandum referred to in this Agreement is hereby incorporated in this Agreement and made a part of this Agreement for all purposes as if fully set forth in this Agreement. No disclosure in the Company Disclosure Memorandum shall be deemed to be an admission or representation as to the materiality of the item so disclosed.

Section 9.15 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as specifically set forth herein, nothing in this Agreement is intended to or shall confer upon any other Person, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, except for the obligations under the Voting and Tender Agreement and except for Parent's obligations as a direct or indirect shareholder of Purchaser, no direct or indirect holder of any equity interests or securities (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any affiliate of any party hereto, nor any director, officer, employee, representative, agent or other controlling Person of each of the parties hereto and their respective affiliates shall have any liability or obligation arising under this Agreement or the Transactions contemplated hereby.

Section 9.16 Obligation of Parent and the Company. Whenever this Agreement requires Purchaser or another Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Purchaser or such Subsidiary to take such action and a guarantee of the performance thereof. Whenever this Agreement requires the Surviving Corporation to take any action, from and after the Offer Completion Date, such requirement shall be deemed to include an undertaking on the part of Parent to cause the Surviving Corporation to take such action and a guarantee of the performance thereof. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and a guarantee of the performance thereof.

Section 9.17 Certain Definitions. As used in this Agreement:

(a) The term "affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(b) A Person will be deemed to "beneficially" own securities if such Person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time).

(c) The term "Business Day" means any day on which commercial banks are open for business in New York, New York other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the Laws of the State of New York or the federal Laws of the United States.

(d) The term "knowledge" or any similar formulation of "knowledge" means, with respect to the Company, the actual knowledge of Marc Mikulich, Richard Swadley, Mark Reichenthal and the Company's executive officers after due inquiry, and with respect to the Parent, the actual knowledge of the Parent's executive officers after due inquiry.

(e) The term "Law" means any foreign or domestic law, regulation, judgement, order, writ, injunction, decree, rule, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity or arbitrator.

(f) The term "Person" includes individuals, corporations, partnerships, trusts, limited liability companies, associations, unincorporated organizations, joint ventures, other entities, groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act), labor unions or Governmental Entities.

(g) The term "Required Vote" means the affirmative vote of the holders of a majority of the issued and outstanding Shares of the Company Common Stock entitled to vote.

(h) The term "Significant Subsidiaries"  means  Macmillan  General  Reference
USA Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
                                      HUNGRY MINDS, INC.
                                      By:
                                      Name:
                                      Title:

                                      JOHN WILEY & SONS, INC.
                                      By:
                                      Name:
                                      Title:

                                      HMI ACQUISITION CORP.
                                      By:
                                      Name:
                                      Title:

                                     ANNEX A
                             CONDITIONS TO THE OFFER

                  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement and Plan of Merger (the "Agreement") of which this Annex A is a part. Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to the obligation of Purchaser to pay for or return tendered Shares of Company Common Stock promptly after termination or withdrawal of the Offer), pay for any tendered Shares of Company Common Stock and (subject to any such rules or regulations) may delay the acceptance for payment of or the payment for any tendered Shares of Company Common Stock and (except as provided in the Agreement) amend or terminate the Offer and not accept for payment any tendered shares if (i) there are not validly tendered (and not properly withdrawn) prior to the expiration date for the Offer that number of Shares of Company Common Stock which, when added to any such Shares, if any, beneficially owned by Parent or any of its affiliates, will at least satisfy the Minimum Condition, (ii) any applicable waiting period under the HSR Act has not expired or been terminated prior to the expiration of the Offer or (iii) at any time on or after the date of the Agreement and before the expiration date of the Offer, any of the following events shall have occurred and be continuing:
                  (a) there shall be threatened or pending any suit, action or proceeding (i) seeking to prohibit or impose any material limitations on Parent's or Purchaser's ownership or operation (or that of any of their respective subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, (ii) seeking to compel Parent or Purchaser or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective subsidiaries, in each case taken as a whole, (iii) challenging the acquisition by Parent or Purchaser of any Shares of Company Common Stock pursuant to the Offer or the Merger, (iv) seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other Transactions, (v) seeking to obtain from the Company any damages that would be reasonably likely to have a Material Adverse Effect on the Company,
(vi) seeking to impose material limitations on the ability of Purchaser, or rendering Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares of Company Common Stock pursuant to the Offer and the Merger,
(vii) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares of Company Common Stock, including, without limitation, the right to vote the Shares of Company Common Stock purchased by it on all matters properly presented to the Company's stockholders, or (viii) which otherwise is reasonably likely to have a Material Adverse Effect on the Company or, as a result of the Transactions, a Material Adverse Effect on the Parent and its subsidiaries; provided that, any such suit, action or proceeding which is instituted or threatened by a Person that is not a Governmental Entity has a reasonable likelihood of success on the merits; or

                  (b) there has been any statute, rule, regulation, injunction, order or decree enacted, enforced, promulgated, issued or deemed applicable to the Offer or the Merger by any Governmental Entity that results in any of the consequences referred to in clauses (i) or (ii) of paragraph (a) above; or

                  (c) the Agreement shall have been terminated in accordance with its terms or any event shall have occurred which gives the Parent or Purchaser the right to terminate the Agreement or not consummate the Merger; or

                  (d) any representation or warranty of the Company contained in the Agreement (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification) shall not be true and correct in all respects as of the date of consummation of the Offer, as if made at and as of such time (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct as of such date), and the failure of such representation or warranty to be true and correct would reasonably be expected to have a Material Adverse Effect on the Company, provided that such breach is incapable of being cured or has not been cured prior to the Initial Expiration Date (or such later date upon which the Offer shall expire in accordance with Section 1.01(b) of the Agreement); or

                  (e) the Company shall have failed to perform or comply with any of its obligations, covenants or agreements contained in the Agreement required to be performed or complied with at or prior to the date of determination, and such failure would reasonably be expected to have a Material Adverse Effect on the Company, provided that such failure to perform or comply with is incapable of being cured or has not been cured prior to the Initial Expiration Date (or such later date upon which the Offer shall expire in accordance with Section 1.01(b) of the Agreement); or

                  (f) there shall have occurred and be continuing (i)any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States whether or not mandatory, (iii) any limitation (whether or not mandatory) by any Governmental Entity on, or other event that materially and adversely affects, the extension of credit by banks or other lending institutions, (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States, (v) any change in the general financial bank or capital market conditions which has a material adverse effect on the ability of financial institutions in the United States to extend credit or syndicate loans, or (vi) in the case of any of the foregoing existing at the time of the execution of the Agreement, a material acceleration or worsening thereof; or

                  (g) the Board of Directors of the Company or any committee thereof (i) shall have withdrawn or modified in a manner adverse to Parent or Purchaser (including by amendment of the Schedule 14D-9) its approval or recommendation of the Offer, the Merger or the Agreement or recommended or approved any Acquisition Proposal, (ii) upon request of the Purchaser, shall fail to reaffirm its approval recommendation of the Offer, the Merger Agreement, or the Merger; or (iii)shall have resolved to do any of the foregoing;

                  (h) a Material Adverse Effect on the Company shall have occurred after the date hereof;

                  (i) Parent and the Company shall have agreed that Purchaser shall terminate the Offer or postpone the acceptance for payment of or payment for Shares of Company Common Stock thereunder;

                  (j) the consent of the lenders under the Company's credit agreement referred to in clause (i) of Section 6.12 hereof to the consummation of the Offer or the Merger shall not have been obtained as of the close of business on the day prior to the date the Offer is consummated; and

                  (k) the consolidated funded debt of the Company and its Subsidiaries, computed in accordance with U.S. generally accepted accounting principles applied on a consistent basis and in accordance with the Company's past practice, shall be greater than $92,500,000 in the aggregate as of the close of business on the date the Offer is consummated. For the purposes of this paragraph (k), "consolidated funded debt of the Company and its Subsidiaries" shall mean outstanding indebtedness under the $110,000,000 Credit Agreement, dated as of July 30, 1999, as may be amended from time to time, by and between the Company and the lenders party thereto, the Subordinated Loan Agreement, dated as of May 7, 2001, by and between the Company and International Data Group, Inc. (the "Subordinated Loan Agreement"), any agreement for the factoring of the Company's accounts receivable, and any other outstanding long-term, short-term or subordinated consolidated funded debt of the Company and its Subsidiaries. The Company shall provide Parent with an opportunity to verify the Company's computation of consolidated funded debt for purposes of this paragraph

(k); which in the good faith judgment of Parent or Purchaser, in any such case, and regardless of the circumstances giving rise to such condition, and provided that Purchaser and Parent have performed all of their respective obligations under Section 6.06 herein, makes it inadvisable to proceed with the Offer or the acceptance for payment of or payment for the Company Common Stock.

         The foregoing conditions (x) are for the sole benefit of Parent and Purchaser and (y) may be asserted by Parent and Purchaser regardless of the circumstances giving rise to such condition, and, except for the Minimum Condition, and otherwise subject to the terms of the Agreement, may be waived by Parent and Purchaser, in whole or in part, at any time and from time to time, in the sole discretion of Parent and Purchaser. The failure of Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each right shall be deemed a continuing right which may be asserted at any time and from time to time. Should the Offer be terminated pursuant to the foregoing provisions, all tendered Shares of Company Common Stock not theretofore accepted for payment pursuant thereto shall forthwith be returned to the tendering stockholders.

                                                              Exhibit 2.2





                           VOTING AND TENDER AGREEMENT

Voting and Tender Agreement (this "Agreement"), dated as of August 12, 2001, by and among John Wiley & Sons, Inc., a New York corporation ("Parent"), HMI Acquisition Corp., a Delaware corporation and a direct or indirect wholly-owned subsidiary of Parent ("Sub"), International Data Group, Inc., a Delaware corporation ("Stockholder Parent"), and IDG Enterprises, Inc., a Delaware corporation and a wholly-owned subsidiary of Stockholder Parent ("Stockholder Sub" and, together with Stockholder Parent, the "Stockholder Parties").

                              W I T N E S S E T H:
                               - - - - - - - - - -


         WHEREAS, Parent, Sub and Hungry Minds, Inc., a Delaware corporation ("Company"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Sub has agreed to make a tender offer (the "Offer") for all outstanding shares of Class A Common Stock, par value $.001 per share, of the Company (the "Common Stock"), at a price per share of $6.09, net to the seller in cash, without interest (such price, or such higher price per share of Common Stock as may be paid in the Offer, being referred to herein as the "Offer Price"), to be followed by a merger (the "Merger") of Sub with and into the Company (all capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement);


         WHEREAS, the Stockholder Parties collectively hold 11,161,949 shares of the Common Stock (the "Shares");

         WHEREAS, as a condition to the willingness of Parent and Sub to enter into the Merger Agreement, each of Parent and Sub has required that the Stockholder Parties agree, and in order to induce Parent and Sub to enter into the Merger Agreement, each Stockholder Party has agreed, to enter into this Agreement simultaneously with the execution and delivery by the parties thereto of the Merger Agreement.


         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Tender by Stockholder Parties.

1.01 Tender of Shares. Subject to Section 6 below, the Stockholder
Parties, jointly and severally, agree to tender and sell to Parent and/or Sub, not later than one (1) business day prior to the Initial Expiration Date of the Offer, all the Shares (and any shares of Common Stock acquired by any Stockholder Party subsequent to the date hereof) pursuant to and in accordance with the Offer. The Stockholder Parties, jointly and severally, agree that they shall deliver to the depositary for the Offer, not later than one (1) business day before the Initial Expiration Date of the Offer, either a letter of transmittal together with the certificates for the Shares, if available, or a "Notice of Guaranteed Delivery", if the Shares are not available. After such tender the Stockholder Parties shall not withdraw any such Shares.

1.2 Adjustments Upon Changes in Capitalization. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, subdivision, merger, recapitalization, combination, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend of cash or securities), the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

2. Representations and Warranties of the Stockholder Parties. The Stockholder Parties, jointly and severally, represent and warrant to Parent and Sub that:

2.1 Power and Authority. Each Stockholder Party has all necessary power and authority to enter into and perform all of its obligations under this Agreement and to sell, assign, transfer and deliver to Parent and/or Sub, pursuant to the terms and subject to the conditions of this Agreement and the Merger Agreement, the Shares that it legally and/or beneficially owns. This Agreement and each Stockholder Party's consummation of the transactions contemplated hereby have been duly and validly authorized, executed and delivered by such Stockholder Party, and no other corporate action or proceedings on the part of any Stockholder Party are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

2.2 No Other Rights. Except for this Agreement, there are no outstanding options, warrants or rights to purchase or acquire any of the Shares.

2.3 Only Shares. The Stockholder Parties are the beneficial owners (as defined in Section 9.17(b) of the Merger Agreement) of all of the Shares. On the date hereof, the Shares constitute all of the shares of Common Stock of the Company owned of record or beneficially owned by the Stockholder Parties. The Stockholder Parties have sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights (subject to applicable securities laws). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder Parties are settlor or trustee or any other person whose consent is required for the execution, delivery and performance of this Agreement or the consummation by the Stockholder Parties of the transactions contemplated hereby.

2.4 Title. Each Stockholder Party is the record and beneficial owner of all of its Shares held by such Stockholder Party and has, and upon the closing of the Offer, Sub shall receive, good and marketable title to such Shares, free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever.

2.5 Validity. This Agreement has been duly and validly executed and delivered by each Stockholder Party and constitutes the legal, valid and binding agreement of such Stockholder Party, enforceable against such Stockholder Party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights generally and except that the availability of legal and equitable remedies, including specific performance, is subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

2.6 Non-Contravention. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, contravene, conflict with, or result in any violation of, breach of or default by (with or without notice or lapse of time, or both) any Stockholder Party under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien, security interest, charge or encumbrance upon any of the properties or assets of any Stockholder Party under, any provision of:
(i) the charter or organizational documents of such Stockholder Party, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to such Stockholder Party or (iii) any judgment, order, decree, statute, Law, ordinance, injunction, rule or regulation applicable to such Stockholder Party or any of its properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not materially impair the ability of such Stockholder Party to perform its obligations hereunder or prevent, limit or restrict the consummation of any of the transactions contemplated hereby.

3. Representations and Warranties of Parent and Sub. Parent and Sub, jointly and severally, represent and warrant to the Stockholder Parties that:

3.1 Power and Authority. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by each of Parent and Sub, and no other corporate action or proceedings on the part of Parent and Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

3.2 Validity. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes the legal, valid and binding agreement of each of Parent and Sub, enforceable against each of them in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors' rights generally and except that the availability of legal and equitable remedies, including specific performance, is subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

3.3 Non-Contravention. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, contravene, conflict with, or result in any violation of, breach of or default by (with or without notice or lapse of time, or both) either of Parent or Sub under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien, security interest, charge or encumbrance upon any of the properties or assets of either Parent or Sub under, any provision of: (i) the charter or organizational documents of Parent or Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Sub or (iii) any judgment, order, decree, statute, Law, ordinance, injunction, rule or regulation applicable to Parent or Sub or any of their properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent, limit or restrict the consummation of any of the transactions contemplated hereby.

4. Covenants of the Stockholder Parties.

4.1 No Disposition or Encumbrance of Shares; No Proxies. The
Stockholder Parties, jointly and severally, represent, covenant and agree that, except for the proxy granted in Section 5 and as contemplated by this Agreement:
(a) they shall not, directly or indirectly, during the period commencing or the date hereof and continuing until this provision terminates pursuant to Section 7 hereof: offer for sale or agree to sell, transfer, tender, assign, pledge, hypothecate or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to, or consent to, the offer for sale, sale, transfer, tender, assign, pledge, hypothecation, encumbrance, assignment or other disposition of, or create any security interest, Lien, claim, pledge, option, right of first refusal, agreement, limitation on voting rights, charge or other encumbrance of any nature whatsoever with respect to any or all of the Shares or any interest thereon now legally and/or beneficially owned by any Stockholder Party, or that may hereafter be acquired by, any Stockholder Party;
(b) they shall not grant any proxy, irrevocable proxy or power of attorney or deposit any Shares into a voting trust or enter into a voting agreement with respect to the voting of Shares (each a "Voting Proxy") to any person except to vote in favor of any of the transactions contemplated by this Agreement or the Merger Agreement; (c) they have granted no Voting Proxy which is currently (or which will hereafter become) effective with respect to the Shares, and if any Voting Proxy has been granted to any person, such Voting Proxy is hereby revoked; (d) no Voting Proxy shall be given or written consent executed by any Stockholder Party after the date hereof with respect to the Shares (and if given or executed, shall not be effective) so long as this Agreement remains in effect; and (e) they shall not, and shall not offer to agree to, acquire any additional shares of Common Stock, or options, warrants or other rights to acquire shares of Common Stock (except upon exercise of stock options presently held by any Stockholder Party), without the prior written consent of Parent or Sub.

5. Voting Agreement. Each Stockholder Party, jointly and severally, hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, it shall vote all of the Shares legally and/or beneficially owned by it (i) in favor of the Merger, the Merger Agreement (as amended from time to time, except for an amendment, modification or waiver that results in termination of this Agreement pursuant to Section 7 hereof) and any of the transactions contemplated by the Merger Agreement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and (iii) against any action or agreement that would materially impede, interfere with or attempt to discourage the Offer or the Merger. The Stockholder Parties hereby irrevocably grant to and appoint Parent as the Stockholder Parties' proxy and attorney-in-fact (with full power and substitution), for and in the name, place and stead of the Stockholder Parties, to vote, act by written consent or grant a consent, proxy or approval in respect of all Shares held by the Stockholder Parties with respect to such vote or action by written consent, solely for the purposes of voting in favor of the Merger, the Merger Agreement (as amended from time to time, except for an amendment, modification or waiver that results in termination of this Agreement pursuant to Section 7 hereof) and any of the transactions contemplated by the Merger Agreement. The Stockholder Parties hereby affirm that such proxy shall be irrevocable and shall be deemed coupled with an interest, in accordance with
Section 212(e) of the Delaware General Corporation Law. This proxy shall lapse and be of no further force and effect from and after the date of this Agreement is terminated pursuant to Section 7 hereof.

6.Sophistication. The Stockholder Parties acknowledge being informed and sophisticated investors and, together with the Stockholder Parties' financial advisors and independent legal counsel, have undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the Stockholder Parties to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated hereby.

7. Effectiveness; Termination; No Survival. This Agreement shall become effective upon its execution by each Stockholder Party, Parent and Sub and upon the execution of the Merger Agreement. This Agreement may be terminated as to any Stockholder Party at any time by mutual written consent of such Stockholder Party, Parent and Sub. This Agreement, and all the obligations of the Stockholder Parties hereunder, including, without limitation, their obligations under Sections 1, 4 and 5 above, shall terminate, without any action by the parties hereto, upon the earliest to occur of (a) in the event of an amendment or modification to or wavier under the Merger Agreement, including without limitation any reduction of the Offer Price, that is or would be economically adverse to either of the Stockholder Parties, upon such amendment, modification or wavier, (b) in the event the Merger Agreement is terminated by any party in accordance with its terms, upon such termination, (c) in the event the Merger is consummated, upon the Effective Time (as defined in the Merger Agreement) or (d) December 31, 2001. The representations and warranties of the parties set forth in Sections 2 and 3 hereof shall not survive the termination of this Agreement. Notwithstanding anything to the contrary herein, no termination of this Agreement shall relieve the parties of liability for breach hereof prior to such termination.

8. Further Assurances. Subject to the terms of this Agreement, from time to time, each Stockholder Party shall execute and deliver such additional documents and use its best efforts to take, or cause to be taken, all such further actions, and to do or cause to be done, all things necessary, proper or advisable in the most expeditious manner possible, under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

9. Miscellaneous.

9.1 Notices. Any notice request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered personally or sent by overnight courier, registered or certified mail, postage prepaid, or by facsimile transmission, as follows:

            (a)      If to Parent or Sub, to:

                           John Wiley & Sons, Inc.
                           605 Third Avenue
                           New York, NY 10158-0012
                           Attention:  William J. Pesce, Chief Executive Officer
                           Fax:  (212) 850-6088

            with a copy to:

                           John Wiley & Sons, Inc.
                           605 Third Avenue
                           New York, NY 10158-0012
                           Attention:  Richard S. Rudick, Esq., General Counsel
                           Fax:  (212) 850-6088

           with an additional copy to (which shall not constitute notice):

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY 10153
                           Attention:  Simeon Gold, Esq.
                           Fax:  (212) 310-8007

(b)      If to any Stockholder Party, to:

                           International Data Group, Inc.
                           One Exeter Plaza
                           Boston, MA 02116
                           Attention:  Vice President of Finance
                           Fax: (617) 262-3636
                           with a copy to:

                           Foley Hoag & Eliot LLP
                           One Post Office Square
                           Boston, MA 02103
                           Attention:  Edward N. Gadsby, Esq.
                           Fax:  (617) 832-7000

                           and in all cases, with copies to:

                           Hungry Minds, Inc.
                           909 Third Avenue
                           New York, NY 10022
                           Attention: President
                           Fax: (212) 884-5561

                           and

                           Fulbright & Jaworski L.L.P.
                           666 Fifth Avenue
                           New York, New York 10103
                           Attention:  Warren J. Nimetz, Esq.
                           Fax:  (212) 318-3400

9.2 Waivers and Amendment. Any provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof and this Agreement may be amended, changed, supplemented or otherwise modified or terminated at any time. No such waiver, amendment, change, supplement, modification or termination shall be effective except upon the execution and delivery of a written agreement by the parties hereto.

9.3 Entire Agreement. This Agreement and the Merger Agreement contain the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

9.4 Successors and Assigns. This Agreement shall not be assigned by any party hereto, except that Parent or Sub may assign its rights under this Agreement to another direct or indirect wholly-owned subsidiary of Parent, but such assignment shall not relieve Parent or Sub of its respective obligations hereunder. This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by and against the parties hereto and their successors (including heirs, administrators and executors of individuals) and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, no direct or indirect holder of any equity interests or securities (whether such holder is a limited or general partner, member, stockholder or otherwise, or any affiliate of any party hereto, nor any director, officer, employee, representative, agent or other controlling person of each of the parties hereto and their respective affiliates) shall have any liability or obligation arising under this Agreement or the transactions contemplated hereby.

9.5 Remedies. Each of the parties hereto acknowledges and agrees that each other party would be irreparably damaged in the event any of the provisions of this Agreement were not performed by the other in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to redress any breaches of this Agreement and to specifically enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity.

9.6 Expenses. Each of the parties shall pay its own expenses in connection with the negotiation, execution and performance of this Agreement.

9.7 Counterparts. This Agreement and any amendments hereto may be executed in two or more counterparts, each of which shall be considered to be an original, both of which together shall constitute the same instrument.

9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

9.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

9.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement to take effect as of the date set forth above.

                                     John Wiley & Sons, Inc.
                                     By:_____________________
                                     Name:
                                     Title:

                                     HMI Acquisition Corp.
                                     By:_____________________
                                     Name:
                                     Title:

                                     International Data Group, Inc.
                                     By: ____________________
                                     Name:
                                     Title:

                                     IDG Enterprises, Inc.
                                     By: ____________________
                                     Name:
                                     Title:

                                                            Exhibit 2.3

Ellis  E. Cousens (Wiley CFO)
(212) 850-6534
ecousens@wiley.com

Susan Spilka (Wiley Corporate Communications)
(212) 850-6147
sspilka@wiley.com

Alan Winnikoff (Hungry Minds)
(212) 884-5063
awinnikoff@hungryminds.com


                          WILEY TO ACQUIRE HUNGRY MINDS

New York, NY August 13, 2001 -- William J. Pesce, President and Chief Executive Officer of John Wiley & Sons, Inc. (NYSE:JWa) (NYSE:JWb), announced today that the global publishing company has signed a definitive agreement to acquire Hungry Minds, Inc. (Nasdaq:HMIN), the publisher of the best-selling For Dummies series, the technological Bible and Visual series, Frommer's travel guides, CliffsNotes, Webster's New World Dictionary, and other market-leading brands.

Under the terms of the merger agreement, Wiley has agreed to pay an aggregate consideration of $182.5 million, consisting of $90 million for the fully diluted equity of Hungry Minds and an estimated $92.5 million of HMIN's outstanding funded debt that Wiley will pay or assume at closing. The acquisition will be accomplished via a cash tender offer at $6.09 per share by Wiley, to be commenced shortly, for all of HMIN's outstanding stock, followed by a cash merger. The tender offer is expected to be consummated around mid-September 2001. The acquisition is subject to regulatory clearance, HMIN stockholder approval (if required), and customary closing conditions. International Data Group, Inc. (IDG), which owns about 76% of HMIN's outstanding stock, has agreed to support the transaction and to tender its HMIN shares into Wiley's tender offer.

"The long-term value of Hungry Minds' world-renowned brands makes this a unique opportunity to build on our proven track record with acquisitions and exploit our strong global position," said Mr. Pesce. "The acquisition of HMIN is an excellent opportunity to accelerate Wiley's revenue and earnings growth and enhance our competitive position in the professional/trade market," he continued. On a cash EPS basis the acquisition is estimated to be neutral in the current fiscal year and accretive thereafter.

John Kilcullen, Chairman and CEO of Hungry Minds, said, "Over the last eleven years we have built the leading portfolio of knowledge brands in the publishing industry. Wiley is a company whose longstanding and distinguished publishing tradition makes it an ideal home for our brands, customers, employees, and all business partners."

Hungry Minds' and Wiley's publishing programs represent an excellent strategic fit. Hungry Minds has 2,500 active titles in 39 languages, including 600 frontlist titles and revisions per year, which generated revenues of $136 million for the nine months ended June 30, 2001. They have best-selling brands in both the consumer and technology areas, such as For Dummies, Betty Crocker, Bible, CliffsNotes, Frommer's, the Unofficial Guide, Visual, Weight Watchers, and Webster's New World. Hungry Minds also owns the Web sites www.CliffsNotes.com, www.dummies.com, and www.frommers.com.

The acquisition will signficantly boost the already strong market presence of Wiley's professional/trade business, which generated nearly one-third of the company's $614 million fiscal 2001 revenues. Wiley's professional/trade business publishes annually about 750 new and revised books and electronic products and services in computers, business, accounting, psychology, architecture/engineering, general interest, culinary arts, health, non-profit sector management, and other subject areas. The company leverages multiple distribution channels, including bookstores, the Internet, and direct marketing, by developing products in the United States, Canada, Europe, Asia, and Australia for customers worldwide.

Hungry Minds, Inc. (Nasdaq:HMIN), was founded in 1990 and is a leading global knowledge company with a diverse portfolio of technology, business, consumer, and how-to brands, computer-based learning tools, Web-based products and Internet e-services. Over the past three years, HMIN made a number of acquisitions, including Cliffs Notes (December 1998), Macmillan General Reference (August 1999), and hungryminds.com (August 2000). More information about Hungry Minds is available from the company's SEC filings or by visiting their corporate Web site at www.hungryminds.com.

Founded in 1807, John Wiley & Sons, Inc., provides must-have content and services to customers worldwide. Our core businesses include scientific, technical, and medical journals, encyclopedias, books, and online products and services; professional and consumer books and subscription services; and educational materials for undergraduate and graduate students and lifelong learners. Wiley has publishing, marketing, and distribution centers in the United States, Canada, Europe, Asia, and Australia. The company is listed on the New York Stock Exchange under the symbols JWa and JWb. Wiley's recently relaunched Internet site can be accessed at www.wiley.com.

Wiley management will devote a significant portion of its previously scheduled First Quarter Fiscal 2002 Conference Call, at 10:30 a.m. EDT on Tuesday, September 4, 2001, to a discussion of the acquisition of HMIN. To participate in the conference call, please dial the following number approximately ten minutes prior to the scheduled starting time: (800) 289-0437

International callers may participate by dialing: (913) 981-5508. A live audio Webcast will be accessible at www.wiley.com. A replay of the call will be available from 1:30 p.m. (EDT) on Tuesday, September 4 through 8:00 p.m. (EDT) on Tuesday, September 11, by dialing (888) 203-1112 or (719) 457-0820 and entering Passcode 738727. If you have any questions regarding the call, please call Susan Spilka at John Wiley & Sons, Inc., at (212) 850-6147 or Wendi Kopsick at Kekst and Company at (212) 521-4867.

"Safe Harbor" Statement under the Private Securities
 Litigation Reform Act of 1995

This report contains certain forward-looking statements concerning the company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; and (viii) other factors detailed from time to time in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE TENDER OFFER REFERRED TO IN THIS PRESS RELEASE, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE TENDER OFFER STATEMENT WILL BE FILED BY WILEY WITH THE SEC, AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL BE FILED BY HMIN WITH THE SEC. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE STATEMENTS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY WILEY AND HMIN AT THE SEC'S WEB SITE AT WWW.SEC.GOV.